As filed with the U.S. Securities and Exchange Commission September 28, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Polestar Automotive Holding UK PLC
(Exact name of Registrant as specified in its Charter)

England and Wales (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification Number)
Michael Lohscheller
Assar Gabrielssons Väg 9
405 31 Gothenburg, Sweden
Tel: +1 551 284 9479
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Polestar Automotive Holding USA Inc.
777 MacArthur Blvd.
Mahwah, NJ 07430
Tel. No.:(551) 284-9479
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
David A. Brown
Bhanu Mathur
Alston & Bird LLP
950 F St. NW 20004
Washington, D.C.
Tel. No.: (202) 239-3300

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestments plans, check the following box ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012

PROSPECTUS
1,758,418,200 Ordinary Shares represented by
58,613,940 Class A American Depositary Shares

This prospectus relates to the offer and sale from time to time by Geely Sweden Automotive Investment B.V. (“GSAI BV”), PSD Investment Limited (“PSD”), and Snita Holding B.V. (“Snita”) (collectively, the “Selling Securityholders”) of up to 1,758,418,200 ordinary shares represented by 58,613,940 Class A ADSs purchased by the Selling Securityholders.
Our Class A ADSs are listed on Nasdaq, under the trading symbol “PSNY”. On September 25, 2026 the closing price for our Class A ADSs on Nasdaq was $6.93.
The Selling Securityholders may offer all or part of the Class A ADSs for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The resale of the Class A ADSs is being registered to permit the Selling Securityholders to sell Class A ADSs from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell the Class A ADSs through ordinary brokerage transactions, directly to market makers of our shares or through any other means permitted pursuant to applicable law described in the section entitled “Plan of Distribution” herein. In connection with any sales of Class A ADSs offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
We are registering the resale of the Class A ADSs by the Selling Securityholders, or their donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. See “Plan of Distribution.”
The Selling Securityholders will receive all the proceeds from any sales of Class A ADSs offered pursuant to this prospectus. We will not receive any of these proceeds but we will incur expenses in connection with this offering.
We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. We are also a “controlled company” as defined under Nasdaq listing rules and, as such, may elect not to comply with certain corporate governance requirements. See “Prospectus Summary — Foreign Private Issuer” and “Prospectus Summary — Controlled Company.”

Investing in our Class A ADSs involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 14 of this prospectus, as well as the other parts of this prospectus and any prospectus supplement or amendment carefully, before you make an investment in the Class A ADSs.
Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated September 28, 2026

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. By using a shelf registration statement, the Selling Securityholders named in the prospectus, as supplemented, may sell, from time to time and in one or more offerings, securities described in this prospectus.
Any prospectus supplement that we file in connection with any specific offering by the Selling Securityholders may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus, and information incorporated by reference herein, includes important information about us, the securities being offered by the Selling Securityholders and other information you should know before investing. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. Before purchasing any securities, you should read this prospectus and any prospectus supplement, together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”
You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not, and the Selling Securityholders have not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, or in any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on its respective cover page and that any information incorporated by reference into any of the foregoing is accurate only as of the date of such document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.
Neither we nor the Selling Securityholders are making an offer to sell the Class A ADSs covered by this prospectus in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of the Class A ADSs outside the U.S. or to permit the possession or distribution of this prospectus outside the U.S. Any persons outside the U.S. who come into possession of this prospectus must inform themselves of and observe any restrictions relating to the offering of the Class A ADSs and the distribution of this prospectus outside the U.S.
The Selling Securityholders may offer and sell the Class A ADSs directly to purchasers, through agents selected by the Selling Securityholders, to or through underwriters or dealers or any other method permitted pursuant to applicable law. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters (if applicable) or dealers involved in the sale of securities. See “Plan of Distribution.”
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “Polestar,” “the company,” “we,” “us” and “our” refer to Polestar Automotive Holding UK PLC and its subsidiaries.
PRESENTATION OF FINANCIAL INFORMATION
The financial statements of Polestar Automotive Holding UK PLC which are incorporated by reference herein, were prepared in accordance with IFRS Accounting Standards (“IFRS”) as issued by the International Accounting Standards Board, and our interim financial statements, certain of which are incorporated by reference herein, were prepared in accordance with IFRS applicable to the preparation of interim financial statements, including International Accounting Standard IAS 34, Interim Reporting, and are denominated in U.S. dollars.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES
This prospectus includes, and information incorporated by reference herein may include, trademarks, trade names and service marks, certain of which belong to Polestar or Polestar’s affiliates and others that are the property of other organizations. The Polestar logo and other trademarks or service marks of Polestar appearing or incorporated by reference in this prospectus are the property of Polestar. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus, or that may be incorporated by reference herein, appear without the ®, TM and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that Polestar or its affiliates will not assert its or their rights or that the applicable owner will not assert its rights to these trademarks, trade names and service marks to the fullest extent under applicable law. Polestar does not intend its use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply a relationship with, or endorsement or sponsorship of Polestar by, these other parties.
CURRENCY AND EXCHANGE RATES
In this prospectus, unless otherwise specified, all monetary amounts are in U.S. dollars and all references to “$” mean U.S. dollars. Certain monetary amounts described herein have been expressed in U.S. dollars for convenience only and, when expressed in U.S. dollars in the future, such amounts may be different from those set forth herein due to intervening exchange rate fluctuations.
INDUSTRY AND MARKET DATA
Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning Polestar’s industry, including Polestar’s general expectations and market position, market opportunity and market share, is based on information obtained from various independent sources and reports, as well as management estimates. Polestar has not independently verified the accuracy or completeness of any third-party information. While Polestar believes that the market data, industry forecasts and similar information included or incorporated by reference in this prospectus are generally reliable, such information is inherently imprecise. Forecasts and other forward-looking information obtained from third parties are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus or that are incorporated by reference herein. In addition, assumptions and estimates of Polestar’s future performance and growth objectives and the future performance of its industry and the markets in which it operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”
CERTAIN DEFINED TERMS
Unless otherwise stated in this prospectus or the context otherwise requires, references to:
“2025 Annual Report” means the Company’s Annual Report on Form 20-F for the year ended December 31, 2025.
“ADR Facility” means the Company’s facilities for the deposit of ADRs established with the depositary.
“ADS” means American Depositary Shares.
“ADS Ratio Change” means the change from the previous ADS ratio of one (1) ADS to one (1) ordinary share, to an ADS ratio of one (1) ADS to thirty (30) ordinary shares, effected December 9, 2025.
“Board” means the board of directors of the Company.
“Business Combination” means Polestar’s merger with GGI.
“Class” means the three classes of directors designated as “Class I”, “Class II”, “Class III”.
“Class A ADS” means Class A American Depositary Shares representing Class A Ordinary Shares.
“Class A Shares” means Class A ordinary shares of nominal value $0.01 each.

“Class B Shares” means Class B ordinary shares of nominal value $0.01 each.
“Class C ADS” means the Class C-1 ADS and Class C-2 ADS.
“Class C-1 ADS” means Class C-1 American Depositary Shares representing Class C-1 Ordinary Shares.
“Class C-2 ADS” means Class C-2 American Depositary Shares.
“Class C Shares” means the Class C-1 Shares and Class C-2 Shares.
“Class C-1 Shares” means Class C-1 ordinary shares of nominal value $0.10 each.
“Class C-2 Shares” means Class C-2 ordinary shares of nominal value $0.10 each.
“Closing” means the closing of the Business Combination, which occurred on June 23, 2022.
“Code” means the Internal Revenue Code of 1986, as amended.
“Companies Act” means the United Kingdom Companies Act 2006.
“Company” means Polestar Automotive Holding UK PLC.
“DGCL” means the Delaware General Corporation Law.
“Depositary” means Citibank, N.A., acting as depositary under the Deposit Agreement.
“Deposit Agreements” means the ADS Deposit Agreement — Class A ADSs, ADS Deposit Agreement — Class C-1 ADSs, and the ADS Deposit Agreement — Class C-2 ADSs.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Geely” means Zhejiang Geely Holding Group Company Limited.
“Geely Conversion Agreement” means the December 19, 2025 agreement pursuant to which Polestar agreed with Geely Sweden Automotive Investment AB to convert approximately USD 300 million in principal owed by Polestar to Geely Sweden Automotive Investment AB into 15,511,892 Class A ADSs ultimately issued to Geely Sweden Automotive B.V.
“GGI” means Gores Guggenheim, Inc.
“GSAI BV” means Geely Sweden Automotive Investment B.V.
“IFRS” means International Financial Reporting Standards.
“IRS” means the U.S. Internal Revenue Service.
“Nasdaq” means Nasdaq Stock Market LLC.
“Polestar Articles” means the Articles of Association of Polestar dated July 1, 2025.
“PSD” means PSD Investment Ltd.
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Purchase Agreement” means the June 16, 2025 agreement signed pursuant to which Polestar agreed to sell 190,476,190 Class A ADSs to PSD Investment Limited through a private investment in public equity.
“Selling Securityholders” means Geely Sweden Automotive Investment B.V., PSD Investment Limited, and Snita Holding B.V.
“Snita” means Snita Holding B.V.

“Snita Conversion Agreement” means the March 31, 2026 agreement pursuant to which Polestar agreed with Snita Holding B.V. to convert approximately USD 339 million in principal owed by Polestar to Snita Holding B.V. under the terms of a 2023 term facility agreement into 20,014,300 Class A ADSs issued to Snita Holding B.V.
“Snita Distribution” means the pro rata distribution of a portion of the Class A ADSs held by Snita to its shareholders, including GSAI BV.
“Takeover Code” means the United Kingdom City Code on Takeovers and Mergers.
“Treasury Regulations” means existing and proposed Treasury regulations promulgated under the Code.
“Volvo Cars” means Volvo Car AB (publ) and its subsidiaries.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means that:
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incorporated documents are considered part of this prospectus;

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we can disclose important information to you by referring to those documents; and

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information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

The information that we incorporate by reference is an important part of this prospectus.
Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate herein by reference:
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the 2025 Annual Report on Form 20-F filed with the SEC on April 17, 2026;

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the Company’s Reports on Form 6-K filed with the SEC on February 2, 2026, March 16, 2026, March 31, 2026 (excluding Exhibit 99.1), June 3, 2026, July 1, 2026 (excluding Exhibit 99.1), September 3, 2026 (excluding Exhibit 99.3) (Accession No. 0001884082-26-000013, the “Financial Statements 6-K”) and September 3, 2026 (excluding Exhibit 10.1) (Accession No. 0001104659-26-105064); and

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the description of the Company’s securities filed as Exhibit 2.14 to the 2025 Annual Report, and any amendment and report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information “furnished” and not filed with the SEC). Therefore, all Annual Reports on Form 20-F that we file with the SEC following the 2025 Annual Report and prior to the completion or termination of this offering, shall be incorporated by reference. We may also incorporate by reference any Reports on Form 6-K that we “furnish” to the SEC and in which we specifically identify information as being incorporated by reference into this prospectus after the date hereof and prior to the completion or termination of the offering of securities under this prospectus.
We have filed with the SEC a registration statement of which this prospectus forms a part under the Securities Act, covering the securities to be offered and sold by this prospectus and any applicable prospectus supplement. This prospectus does not contain all of the information included in such registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website referred to below under “Where You Can Find Additional Information.”
Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to the registration statement or any other document incorporated herein by reference, you should read the exhibit for a more complete understanding of the document or matter involved. Each summary or statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual complete document.
You can obtain any of the filings, documents or information incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 20-F and Reports on Form 6-K and exhibits incorporated therein and amendments to those reports, are also available free of charge on our website (https://www.polestar.com/us/) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus at no cost, upon written or oral request to: Polestar Automotive Holding UK PLC, Assar Gabrielssons Väg 9, 405 31 Gothenburg, Sweden, +1 (551) 284 9479.
You should rely only on the information that we incorporate by reference or provide in this prospectus or any applicable prospectus supplement(s). We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference herein includes, or may include, statements that express Polestar’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” as defined in Section 27A of the Securities Act, and Section 21E of the Exchange Act, that involve significant risks and uncertainties. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and the information incorporated herein by reference and include statements regarding Polestar’s intentions, beliefs or current expectations concerning, among other things: the benefits of the Business Combination; results of operations; financial condition; liquidity; prospects; growth; strategies and the markets in which Polestar operates, including estimates and forecasts of financial and operational metrics, projections of market opportunity, market share and vehicle sales; expectations and timing related to commercial product launches, including the start of production and launch of any future products of Polestar, and the performance, range, autonomous driving and other features of the vehicles of Polestar; future market opportunities, including with respect to energy storage systems and automotive partnerships; future manufacturing capabilities and facilities; future sales channels and strategies; and future market launches and expansion.
Such forward-looking statements are based on available current market information and the current expectations of Polestar, including beliefs and forecasts concerning future developments and the potential effects of such developments on Polestar. Factors that may impact such forward-looking statements include:
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Polestar’s ability to enter into or maintain agreements or partnerships with its strategic partners, including Volvo Cars and Geely, original equipment manufacturers, vendors and technology providers;

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Polestar’s ability to maintain relationships with its existing suppliers, source new suppliers for its critical components and enter into longer term supply contracts and complete building out its supply chain;

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Polestar’s ability to raise additional funding;

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Polestar’s ability to successfully execute cost-cutting activities and strategic efficiency initiatives;

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Polestar’s estimates of expenses, profitability, gross margin, cash flow, and cash reserves;

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Polestar’s ability to continue to meet stock exchange listing standards;

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changes in domestic and foreign business, market, financial, political and legal conditions;

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demand for Polestar’s vehicles or car sale volumes, revenue and margin development based on pricing, variant and market mix, cost reduction efficiencies, logistics and growing aftersales;

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delays in the expected timelines for the development, design, manufacture, launch and financing of Polestar’s vehicles and Polestar’s reliance on a limited number of vehicle models to generate revenues;

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increases in costs, disruption of supply or shortage of materials, in particular for lithium-ion cells or semiconductors;

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risks related to product recalls, regulatory fines and/or an unexpectedly high volume of warranty claims;

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Polestar’s reliance on its partners to manufacture vehicles at a high volume, some of which have limited experience in producing electric vehicles, and on the allocation of sufficient production capacity to Polestar by its partners in order for Polestar to be able to increase its vehicle production volumes;

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the ability of Polestar to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees;

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risks related to future market adoption of Polestar’s offerings;

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risks related to Polestar’s current distribution model and the evolution of its distribution model in the future;

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the effects of competition and the high barriers to entry in the automotive industry and the pace and depth of electric vehicle adoption generally on Polestar’s future business;

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changes in regulatory requirements (including environmental laws and regulations and regulations related to connected vehicles and Polestar’s response to the US government’s denial of a specific authorization for the US), governmental incentives, tariffs and fuel and energy prices;

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Polestar’s reliance on the development of vehicle charging networks to provide charging solutions for its vehicles and its strategic partners for servicing its vehicles and their integrated software;

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Polestar’s ability to establish its brand and capture additional market share, and the risks associated with negative press or reputational harm, including from electric vehicle fires;

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the outcome of any potential litigation, government and regulatory proceedings, tax audits, investigations and inquiries;

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Polestar’s ability to continuously and rapidly innovate, develop and market new products;

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the impact of the ongoing conflict between Ukraine and Russia and the conflict with Iran and the conflict in the Red Sea; and

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the other risks and uncertainties included in this Report under “Risk Factors.”

There can be no assurance that future developments affecting Polestar will be those that Polestar has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Polestar’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Polestar will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. You should read the following summary together with the more detailed information in this prospectus, any related prospectus supplement and any related free writing prospectus, including the information set forth in the section entitled “Risk Factors” in this prospectus, any related prospectus supplement and any related free writing prospectus in their entirety before making an investment decision. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
Overview
Polestar is a pure play, premium electric performance car brand headquartered in Sweden, designing products engineered to excite consumers and drive change. Polestar believes that it defines market-leading standards in design, innovation and sustainability. Polestar is determined to improve society by accelerating the shift to sustainable mobility. Polestar was established as a premium electric car brand by Volvo Cars and Geely in 2017. Polestar benefits from the technological, engineering and manufacturing capabilities of these established global car manufacturers. Polestar has a capital-efficient, asset-light business model.
Polestar 1, an electric performance hybrid GT, was launched to establish Polestar in the premium performance electric vehicle market in 2017. Production of the Polestar 1 ceased at the end of 2021, making Polestar a dedicated electric vehicle manufacturer. Polestar 2, an electric performance fastback and Polestar’s first fully electric, high-volume car was launched in 2019. Polestar 2 has four variants with a choice of long- and standard range batteries. Polestar 3, an electric performance SUV, was launched in 2022. Polestar 3 features two motor variants: a rear motor configuration and a dual-motor configuration with a power bias towards the rear. Polestar 4 coupé, a sporty coupé, was launched in 2023 with dual- and single-motor variants available, with the single-motor featuring rear-wheel drive with the Polestar 4 SUV variant, also offered in single- and dual-motor versions, launched in September 2026. Polestar 5, a four-door performance Grand Tourer, was revealed in September 2025; it is available in two configurations: Polestar 5 Dual motor and Polestar 5 Performance.
Polestar’s cars have received major acclaim, winning multiple globally recognized awards across design, innovation and sustainability. Highlights for Polestar 1 include Insider car of the year and GQ’s Best Hybrid Sports Car awards. Polestar 2 alone has won over 50 awards, including various Car of the Year awards, the Golden Steering Wheel, Red Dot’s Best of the Best Product Design and a 2021 Innovation by Design award from Fast Company. Polestar 3, the SUV for the electric age, was previously named Car WOW’s Car of the Year and ESUV of the Year as well as receiving a Guinness World Record in 2025 for longest journey travelled by an electric SUV on a single charge. Polestar 4 coupé has previously won the Production Car Design of the Year award for 2023 and in 2025 received the prestigious Red Dot “Best of the Best” award in Product Design for 2025, recognizing its design direction and attention to detail. Both Polestar 3 and Polestar 4 coupé were awarded the Red Dot Label in the Product Design category.
Polestar has also received a total of five awards from the German Design Council, including the German Design Awards for the Polestar 5 concept car and the ABC award for the Polestar 6 electric roadster concept. Furthermore, the Polestar 6 has been voted the Concept Car of the Year in Car Design Review.
As of September 28, 2026, Polestar is active or launching in 31 markets across Europe, North America, and the Asia Pacific region. Polestar’s cars are manufactured in China, the U.S., and South Korea. The production of Polestar 4 at Busan, South Korea commenced in the second half of 2025 and the production of Polestar 5 at Wuhan and Chongqing, China commenced in January 2026. In summer 2025, Polestar signed a memorandum of understanding with Volvo Cars to have Polestar 7 manufactured in Kosice, Slovakia, in advance of the planned launch of the premium compact SUV in 2028.
The Company’s Class A ADSs are listed on Nasdaq, under the trading symbol “PSNY.”

Foreign Private Issuer
As a foreign private issuer, the Company is subject to different U.S. securities laws than domestic U.S. issuers. As long as the Company continues to qualify as a foreign private issuer under the Exchange Act, the Company is exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
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the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

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the sections of the Exchange Act creating liability for insiders who profit from trades made in a short period of time; and

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the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

In addition, the Company is not required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and is not required to comply with Regulation FD, which restricts the selective disclosure of material information.
Further, the Company is exempt from certain corporate governance requirements of Nasdaq by virtue of being a foreign private issuer. Although the foreign private issuer status exempts the Company from most of Nasdaq’s corporate governance requirements, the Company has decided to voluntarily comply with these requirements, except for the requirement to have a compensation committee and a nominating and corporate governance committee consisting entirely of independent directors.
Furthermore, Nasdaq rules also generally require each listed company to obtain shareholder approval prior to the issuance of securities in certain circumstances in connection with the acquisition of the stock or assets of another company, equity-based compensation of officers, directors, employees, or consultants, change of control and certain transactions other than a public offering. As a foreign private issuer, the Company is exempt from these requirements and may elect not to obtain shareholders’ approval prior to any further issuance of our Class A ADSs other than as may be required by the laws of England and Wales.
Although the Company was previously subject to requirements under the Polestar Articles and Shareholder Acknowledgment Agreement that the Board be comprised of a majority of independent directors for the three years following the Closing, or until June 23, 2025, the Company may in the future elect to avail itself of these foreign private issuer exemptions or to follow home country practices with regard to these or other matters. As a result, its shareholders would not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements. Presently, the Board is comprised of a majority of independent directors.
Controlled Company
By virtue of being a controlled company under Nasdaq listing rules, the Company may elect not to comply with certain Nasdaq corporate governance requirements, including that:
•
a majority of the board of directors consist of independent directors;

•
the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•
the nominating and governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•
there be an annual performance evaluation of the compensation and nominating and corporate governance committees.

Other than as specified above, the Company may in the future elect to avail itself of these exemptions. As a result, its shareholders will not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements.

Risk Factors
An investment in securities of Polestar involves substantial risks and uncertainties that may adversely affect Polestar’s business, financial condition and results of operations and cash flows. Some of the more significant challenges and risks relating to an investment in Polestar include, among other things, the following:
•
Polestar’s future growth and financial performance depends on the production and sale of its current and new vehicle models on an anticipated timeline and within an anticipated cost and pricing structure;

•
Polestar’s ability to generate meaningful product revenue will depend on consumer adoption of electric vehicles;

•
Polestar’s operations rely on its strategic partners, including Geely and Volvo Cars, and on key suppliers, including for manufacturing vehicles, research and development, intellectual property, engineering and logistics;

•
Polestar is dependent on its strategic partners and suppliers, some of which are single-source suppliers;

•
the success of Polestar’s business and its future financial performance are dependent on cost-cutting and strategic initiatives;

•
Polestar may be unable to adequately control or predict the substantial costs associated with its operations;

•
the success and growth of Polestar’s business depends upon its ability to continuously and rapidly innovate, develop and market new products and there are significant risks related to future market adoption of Polestar’s products;

•
Polestar operates in an intensely competitive market, which is generally cyclical and volatile;

•
Polestar’s sales depend in part on its ability to establish and maintain confidence in its business prospects among consumers, analysts and others within its industry;

•
Polestar’s future growth and financial performance are dependent on it meeting its ability to generate positive cash flow from its operations and to raise the necessary capital to fund its business plan and service its debt obligations;

•
certain covenants in our debt agreements may restrict our operating activities;

•
Polestar relies on the development of vehicle charging networks to provide charging solutions for its vehicles;

•
Polestar relies on its strategic partners for servicing its vehicles and on their systems, such as dealer management systems and diagnostic tools;

•
if Polestar’s vehicles fail to perform as expected, its ability to develop, market and sell or lease its products could be harmed;

•
Polestar may become subject to product liability claims, which could harm its financial condition and liquidity if it is not able to successfully defend or insure against such claims;

•
uninsured losses, including losses resulting from product liability, accidents, acts of God and other claims against Polestar, could result in payment of substantial damages, which would decrease Polestar’s cash reserves and could harm its cash flow and financial condition;

•
Polestar must develop complex software and technology systems, including in coordination with its strategic partners, vendors and suppliers, in order to produce its electric vehicles;

•
Polestar faces risks associated with international operations, including tariffs and unfavorable regulatory, political, tax and labor conditions;

•
the Chinese government may intervene in or influence Polestar’s and Polestar’s partners’ operations in China at any time, which could result in a material change in Polestar’s operations and ability to produce vehicles and significantly and adversely impact the value of Polestar’s securities;

•
compliance with China’s new Data Security Law, Cybersecurity Review Measures (revised draft for public consultation), Personal Information Protection Law, regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect Polestar’s business;

•
Polestar relies heavily on manufacturing facilities and suppliers based in China, including single-source suppliers;

•
if Polestar updates or discontinues the use of its manufacturing equipment more quickly than expected, it may have to shorten the useful lives of any equipment to be retired as a result of any such update;

•
Polestar’s main distribution approach is different from the currently predominant distribution model for automakers, and its long-term viability is unproven;

•
insufficient reserves to cover future warranty or part replacement needs or other vehicle repair requirements, including any potential software upgrades, could have a material and adverse effect on Polestar;

•
Polestar may be unable to offer attractive leasing and financing options for its current vehicle models and future vehicles, which would adversely affect consumer demand for its vehicles;

•
Polestar is subject to risks associated with advanced driver assistance system technology;

•
developments in electric vehicle or alternative fuel technology or improvements in the internal combustion engine may adversely affect the demand for Polestar’s vehicles;

•
extended periods of low gasoline or other petroleum-based fuel prices could adversely affect our business, prospects, results of operations and financial condition;

•
changes in foreign currency rates, interest rate risks, or inflation could materially affect Polestar’s results of operations;

•
Polestar has identified material weaknesses in its internal control over financial reporting, and if it is unable to remediate them or identifies additional material weaknesses, it could lead to errors in financial reporting;

•
the market price and trading volumes of the ADSs may be volatile and could significantly decline;

•
the grant and future exercise of registration rights may adversely affect the market price of the ADSs;

•
the Class C ADSs will be exercisable for the Class A ADSs, which would increase the number of ADSs eligible for future resale in the public market and result in dilution to its shareholders without the approval of the holders of the ADSs;

•
Nasdaq may not continue to list the Class A ADSs, which could limit investors’ ability to make transactions in the Company’s securities and subject the Company to additional trading restrictions;

•
the requirements of being a public company may strain Polestar’s resources and distract its management;

•
as Polestar is a foreign private issuer and follows certain home country corporate governance practices, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s requirements;

•
Polestar may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses;

•
Polestar has identified material weaknesses in its internal control over financial reporting, and if Polestar is unable to remediate these material weaknesses or identifies additional material weaknesses, it could lead to errors in Polestar’s financial reporting;

•
Polestar has identified material weaknesses in its internal control over financial reporting, and if Polestar fails to develop and maintain an effective system of internal control over financial reporting, it may be unable to accurately report its financial results or prevent fraud;

•
Polestar’s dual-class voting structure may limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of the Company securities or ADSs may view as beneficial;

•
you may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because Polestar is incorporated under the laws of England and Wales, because Polestar conducts substantially all of its operations outside of the United States and a majority of Polestar’s directors and executive officers reside outside of the United States;

•
it is not expected that Polestar will pay dividends in the foreseeable future;

•
Polestar has granted, and anticipates granting additional, share-based incentives, which may result in increased share-based compensation expenses;

•
holders of ADSs have fewer rights than direct holders of the Company securities and must act through the Depositary to exercise their rights, and the voting rights of holders of ADSs are limited by the terms of the Deposit Agreements;

•
the Depositary for the ADSs will give Polestar a discretionary proxy to vote the Company securities underlying the ADSs if the holders of such ADSs do not give timely voting instructions to the Depositary, except in limited circumstances, which could adversely affect the interests of holders of the ADSs;

•
the Polestar Articles and the Deposit Agreements provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act and the Exchange Act, and the Deposit Agreements provide that the federal district courts in the City of New York will be the exclusive forum for resolving complaints involving the ADSs; and that certain claims may only be instituted in the courts of England and Wales, which could limit the ability of security holders of Polestar to choose a favorable judicial forum for disputes with Polestar or Polestar’s directors, officers or employees;

•
an ADS holder’s right to pursue claims against the Depositary is limited by the terms of the Deposit Agreements;

•
ADS holders may not be entitled to a jury trial with respect to claims arising under the Deposit Agreements, which could result in less favorable results to the plaintiff(s) in any such action;

•
the Depositary for the ADSs is entitled to charge holders fees for various services;

•
the ADS holders may not receive dividends or other distributions of the Company securities and the holders thereof may not receive any value for them, if it is illegal or impractical to make them available to such holders; and

•
holders of ADSs may be subject to limitations on transfer of their ADSs; the Company may be subject to securities litigation.

Selling Securityholders
The Selling Securityholders are related parties of the Company and obtained the Class A ADSs through either (1) related party transactions with the Company or (2) the pro rata distribution of a portion of the Class A ADSs held by Snita to its shareholders, including GSAI BV. PSD purchased 6,349,206 Class A ADSs from the Company for an aggregate purchase price of USD 200,000,000 through a private investment in public equity pursuant to the Securities Purchase Agreement. Snita converted approximately USD 339,000,000 of principal owed by Polestar under a 2023 term loan facility into 20,014,300 Class A ADSs pursuant to the Snita Conversion Agreement. GSAI BV converted approximately USD 300,000,000 of principal owed by Polestar to GASE BV into 15,511,892 Class A ADSs issued to GSAI BV. GSAI BV received 16,738,542 Class A ADSs in the Snita Distribution. The Selling Securityholders are controlled by Mr. Li Shufu.

Our Corporate Information
The Company was incorporated under the laws of England and Wales as a company limited by shares on September 15, 2021, and was re-registered as a public limited company under the laws of England and Wales on May 5, 2022 in connection with the Business Combination. The Company’s registered office in England is The Pavilions, Bridgwater Road, Bristol, England, BS13 8AE. The address of the principal executive office of the Company is Assar Gabrielssons Väg 9 405 31 Göteborg, Sweden, and the telephone number of the Company is (551) 284-9479.
The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s website is http://www.sec.gov. The Company’s principal website address is https://www.polestar.com/us/. We do not incorporate the information contained on, or accessible through, the Company’s websites into this prospectus, and you should not consider it a part of this prospectus.

THE OFFERING
The summary below describes the principal terms of the offering. The “Description of Share Capital and Articles of Association” and “Description of American Depositary Shares” sections of this prospectus contain a more detailed description of the Company’s Class A ADSs.
Securities being registered for resale by the Selling Securityholders:
58,613,940 Class A ADSs
Offering price for resales:
The Selling Securityholders will determine when and how they will dispose of the Class A ADSs, the resale of which is being registered under this prospectus.
Class A ADSs issued and outstanding prior to the
offering
163,283,710 Class A ADSs
Use of Proceeds
All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from such sales.
Dividend Policy
We have never declared or paid any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.
Market for our Class A ADSs
Our Class A ADSs are listed on Nasdaq under the trading symbol “PSNY.”
Risk Factors
You should carefully consider the information set forth herein under “Risk Factors.”

RISK FACTORS
Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risk factors discussed in our then-most recent Annual Report on Form 20-F, and the updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances. See “Information Incorporated by Reference” and “Where You Can Find Additional Information.” Our risk factors should be read in conjunction with our financial statements and notes to the financial statements incorporated by reference herein and the information included under the headings “Operating and Financial Review and Prospectus” in our Annual Report on Form 20-F or our “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” included in our Reports on Form 6-K that are incorporated by reference herein. You should also carefully consider the matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements” and read any information appearing or incorporated by reference in this prospectus in conjunction with such cautionary statements regarding our forward-looking statements. If any of the risks we identify actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. The risk factors that we discuss are not exhaustive and some risks that we currently deem immaterial may become significant in the future. Further, new risks not presently known to us may emerge in the future and prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.
Risks Related to the Resale and Ownership of Our Class A ADSs
The Selling Securityholders may sell the Class A ADSs at prices below the current market price.
The Selling Securityholders are not restricted as to the prices at which they may sell or otherwise dispose of the Class A ADSs covered by this prospectus. Sales or other dispositions of the Class A ADSs below the then-current market prices could adversely affect the market price of our Class A ADSs.
A large number of Class A ADSs may be sold following this offering, the sale of which, or perception that such sale could occur, may decrease the market price of our Class A ADSs.
The Class A ADSs sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of Class A ADSs may be sold in the public market following this offering. If there are significantly more Class A ADSs offered for sale than buyers are willing to purchase, then the market price of our Class A ADSs may decline to a market price at which buyers are willing to purchase the offered Class A ADSs and sellers remain willing to sell Class A ADSs.
USE OF PROCEEDS
All of the Class A ADSs offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from such sales. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”
DIVIDEND POLICY
We have never declared or paid any cash dividend on our Class A ADSs. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our Class A ADSs would be at the discretion of the Board, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that the Board may deem relevant. For more information, also see “Description of Share Capital and Articles of Association — Polestar Articles and English Law Considerations — Other English Law Considerations — Distributions & Dividends.”

CAPITALIZATION AND INDEBTEDNESS
The following table sets forth our capitalization as of June 30, 2026, and should be read in conjunction with the section entitled “Operating and Financial Review and Prospects,” our management’s discussion and analysis of financial condition and results of operations for the six month period ended June 30, 2026 and 2025 and our unaudited interim financial statements for such period included as Exhibits 99.1 and 99.2, respectively, to the Financial Statements 6-K, and the audited financial statements as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025, and the notes thereto, which are incorporated in this prospectus by reference to the Company’s Annual Report on Form 20-F for the year ended December 31, 2025.
(in USD 000s)	As of June 30, 2026
Liabilities
Non-current liabilities	$1,305,851
Current liabilities	$6,942,477
Total liabilities	$8,248,328
Equity
Share Capital (the Company)	$49,349
Other contributed capital	$5,436,424
Foreign currency translation reserve	$(106,256)
Accumulated deficit	$(10,111,283)
Total equity	$(4,731,766)
Total equity and liabilities	$3,516,562

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The following is a summary description of the securities of the Company, which are represented by ADSs. This description also summarizes relevant provisions of English law. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of English law and the Polestar Articles, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the Polestar Articles and the applicable provisions of English law for additional information.
Set forth below is a summary of certain information concerning the Company’s share capital as well as a description of certain provisions of the Polestar Articles and relevant provisions of the Companies Act. The summary below contains only material information concerning the Company’s share capital and corporate status and does not purport to be complete and is qualified in its entirety by reference to the Polestar Articles and applicable English law. Further, please note that holders of ADSs (see section entitled “Description of American Depositary Shares”) will not be treated as one of the Company’s shareholders and will not have any shareholder rights.
On September 15, 2021, the Company was incorporated under the laws of England and Wales as Polestar Automotive Holding UK Limited, with nominal assets and liabilities for the purpose of becoming the ultimate holding company for Polestar and consummating the Business Combination. The Company has re-registered as a public limited company under the laws of England and Wales with the name “Polestar Automotive Holding UK PLC.”
Pursuant to the authority approved by shareholders at the Company’s annual general meeting held on June 26, 2026, the directors are authorized under section 551 of the Companies Act to allot, and to grant rights to subscribe for or to convert any security into, up to 3,182,774,460 additional Class A Shares and 1,747,474,169 additional Class B Shares. When taken together with the Class A Shares and Class B Shares already in issue at the time such authority was approved, the authority provides for the allotment of up to an aggregate total of 7,500,000,000 Class A Shares and 1,777,366,739 Class B Shares. This authority will expire on June 26, 2031, unless previously revoked, varied or renewed by the Company.
As of September 23, 2026, the following securities were in issue: 4,898,511,300 Class A Shares, 29,892,570 Class B Shares, 20,499,960 Class C-1 Shares, 4,499,970 Class C-2 Shares and 50,000 GPB Redeemable Preferred Shares.
Description of Company Share Capital and Polestar Articles
Company Securities
Dividend Rights
Subject to the provisions of English law and any preferences that may apply to shares outstanding at the time, holders of outstanding Class A Shares and Class B Shares are entitled to receive dividends out of assets legally available at the times and in the amounts as the Board may determine from time to time.
Any dividends (or other distribution) paid by the Company shall be applied among the holders of outstanding Class A Shares and Class B Shares pro rata to the number of such shares respectively held by them. For the avoidance of doubt, the Class C Shares, the GBP Redeemable Preferred Shares and the Deferred Shares shall not entitle their holders to participate in any dividends or other distributions.
The Board may deduct from any dividend in respect of a share all such sums as may be due from him or her to the Company on account of calls or otherwise in relation to the shares of the Company. Sums so deducted can be used to pay amounts owing to the Company in respect of the shares. Any dividend unclaimed after a period of 12 years from the date such dividend was declared shall, if the Board so resolves, be forfeited and shall revert to the Company. In addition, the payment by the Board of any unclaimed dividend, interest or other sum payable on or in respect of shares into a separate account shall not constitute the Company as a trustee in respect thereof.

We have never declared or paid any cash dividend on our Class A ADSs. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our Class A ADSs would be at the discretion of the Board, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that the Board may deem relevant.
Voting Rights
Each outstanding Class A Share is entitled to one vote on all matters submitted to a vote of shareholders, each outstanding Class B Share is entitled to 10 votes on all matters submitted to a vote of shareholders and each outstanding Class C Share is entitled to one vote on all matters submitted to a vote of shareholders. Deferred Shares and GBP Redeemable Preferred Shares carry no voting rights and do not entitle their holders to receive notice of, to attend, to speak or to vote at any general meeting of the Company. Holders of Company securities shall have no cumulative voting rights. None of the Company’s shareholders will be entitled to vote at any general meeting or at any separate class meeting in respect of any share unless all calls or other sums payable in respect of that share have been paid.
Preemptive Rights
There are no rights of preemption under the Polestar Articles in respect of transfers of issued shares. In certain circumstances, Company shareholders may have statutory preemption rights under the Companies Act in respect of the allotment of new shares. These statutory preemption rights would require the Company to offer new equity securities (which includes ordinary shares but excludes most forms of preferred shares) for allotment to existing ordinary shareholders (including holders of Class A Shares and Class B Shares) on a pro rata basis before allotting them to other persons, unless shareholders dis-apply such rights by a special resolution for a period of not more than five years at a shareholders’ meeting. These preemption rights have been dis-applied in respect of certain Company securities and the Company intends to propose equivalent resolutions in the future once the initial period of dis-application has expired. In any circumstance where the preemption rights have not been dis-applied, the procedure for the exercise of such statutory preemption rights would be set out in the documentation by which such equity securities would be offered to Company shareholders.
Conversion or Redemption Rights
The Class A Shares are not convertible or redeemable, provided that the Board has the right to issue additional classes of shares in the Company (including redeemable shares) on such terms and conditions, and with such rights attached, as it may determine. The conversion and redemption features of the Class C Shares are described below under “Class C Shares.”
Each Class B Share is convertible into one Class A Share at any time at the option of the holder of such Class B Share. The right to convert such Class B Shares into Class A Shares will be exercisable by the holder of the Class B Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Shares into Class A Shares. In no event shall Class A Shares be convertible into Class B Shares. Any conversion of a Class B Share into a Class A Share shall be effected by means of the re-designation of each relevant Class B Share as a Class A Share or by such other method as may be approved by the Board.
Subject to the provisions of the Companies Act, Polestar shall be entitled, at any time, to serve notice on all or some of the holders of the GBP Redeemable Preferred Shares that it wishes to redeem all or some of the GBP Redeemable Preferred Shares in issue at that time on the date falling 14 days after service of such notice (or on such other date as may be agreed between Polestar and the holders of the relevant GBP Redeemable Preferred Shares).
Liquidation Rights
On a return of assets on liquidation or otherwise, the assets of Polestar remaining after payment of its debts and liabilities and available for distribution to holders of Class A Shares, Class B Shares, Class C Shares Deferred Shares and GBP Redeemable Preferred Shares will be applied in the following manner and order of priority:

(1)
first, to the holders of the GBP Redeemable Preferred Shares an amount equal to the nominal value of such shares;

(2)
second:

a.
to the holders of the Class A Shares and Class B Shares pro rata to the number of Class A Shares and Class B Shares respectively held by them up to an amount of $1 million per Class A Share or Class B Share; and

b.
to the holders of the Class C Shares pari passu with the Class A Shares and Class B Shares on an as-converted basis less the conversion price of $11.50 per share (subject to relevant adjustments in the Polestar Articles) pro rata to the number of Class C Shares respectively held by them up to an amount of $1 million per Class C Share;

(3)
third, to the holders of Deferred Shares an amount equal to the nominal value of the Deferred Shares; and

(4)
fourth:

a.
to the holders of the Class A Shares and Class B Shares pro rata to the number of Class A Shares and Class B Shares respectively held by them; and

b.
to the holders of the Class C Shares pari passu with Class A Shares and Class B Shares on an as-converted basis less the conversion price of $11.50 per share (subject to relevant adjustments in the Polestar Articles).

Variation of Rights
Subject to the Companies Act, the rights attached to any class of shares can be varied or abrogated either with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares) or with the authority of a special resolution passed at a separate meeting of the holders of the relevant class of shares known as a class meeting.
Capital Calls
Subject to the Polestar Articles and the terms on which the Company shares are allotted, the Board has the authority to make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall pay to Polestar as required by such notice the amount called on its shares. If a call remains unpaid after it has become due and payable, and the 14 clear days’ notice provided by the Board has not been complied with, any share in respect of which such notice was given may be forfeited by a resolution of the Board. All of the Class A Shares and Class B Shares issued have been credited as fully paid and therefore are not subject to a capital call.
Transfer of Shares
Polestar’s share register is maintained by its registrar, Computershare Trust Company, N.A. Registration in this share register is determinative of share ownership. A shareholder who holds Polestar’s shares through DTC is not the holder of record of such shares. Instead, the depositary (for example, Cede & Co., as nominee for DTC) or other nominee is the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares through DTC to a person who also holds such shares through DTC will not be registered in Polestar’s official share register, as the depositary or other nominee will remain the record holder of such shares. The Board may, in its absolute discretion, decline to register a transfer (or renunciation of a renounceable letter of allotment):
•
of a share that is not fully paid;

•
of a share upon which the Company has a lien;

•
of a share that is not duly stamped (if required) or is duly certified or otherwise shown to the satisfaction of the Board to be exempt from stamp duty (if required);

•
if it is not delivered for registration to the registered office of the Company (or such other place as the Board may determine) accompanied by the certificate of the share to which it relates or such other evidence reasonably required by the directors to show the right of the transferor to make the transfer;

•
of a default share where the holder has failed to provide the required details to Polestar subject to certain exceptions;

•
in respect of more than one class of shares; or

•
where, in the case of a transfer to joint holders of a share, the number of joint holders to whom the share is to be transferred exceeds four.

If the Board refuses to register a transfer of a share it shall notify the transferee of the refusal and the reasons for it within two months after the date on which the transfer was lodged with the Company or the instructions to the relevant system received.
Limitations on Ownership
Under the Companies Act and the Polestar Articles, there are no limitations on the right of non-residents of the U.K. or owners who are not citizens of the U.K. to hold or, other than the holders of Deferred Shares or GBP Redeemable Preferred Shares which do not confer voting rights on the relevant holders, vote the shares.
Class C Shares
Each thirty whole Class C Shares entitles the holder the right to acquire one Class A ADS (or one Class A Share if at the time of exercise the Company no longer uses the ADR Facility) at an exercise price of $345.00 per Class A ADS (subject to relevant adjustments in the Polestar Articles). A holder of Class C Shares may exercise its Class C Shares only for a whole number of Class A ADSs. This means that only thirty whole Class C Shares may be exercised at any given time by a holder. No fractional Class C Shares will be issued. The Class C Shares will expire five years after the Business Combination Closing on June 23, 2027, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. For more information about the Class C ADSs and Class C Shares see our Annual Report on Form 20-F and Exhibit 4.2 (Description of Securities) of this registration statement.
Polestar Articles and English Law Considerations
A summary of certain key provisions of the Polestar Articles is set out below. The summary below is not a complete copy of the terms of our articles of association. For further information, please refer to the full version of the Polestar Articles filed as Exhibit 3.1 of this registration statement.
The Polestar Articles contain no specific restrictions on our purpose and therefore, by virtue of section 31(1) of the Companies Act, our purpose is unrestricted.
The Polestar Articles contain, among other things, provisions to the following effect:
Directors
Numbers
The Polestar Articles provide that the number of directors of the Company shall be at least two and not more than fifteen, and that otherwise the number of directors shall be as determined by the Board from time to time. Directors may be appointed by any ordinary resolution of shareholders or by the Board, as described below under “— Appointment and Retirement of Directors.” Each director elected shall hold office until his or her successor is appointed or until his or her earlier resignation or removal in accordance with the Polestar Articles.
Appointment and Retirement of Directors
Subject to the requirements of the Polestar Articles, the Company may by ordinary resolution appoint a person who is willing to act to be a director, either to fill a vacancy or as an addition to the then-existing

Board but the total number of directors shall not exceed fifteen. Subject to the requirements of the Polestar Articles, the Board also has power at any time to appoint any person who is willing to act as a director, either to fill a vacancy or as an addition to the Board as then existing, but the total number of directors shall not exceed fifteen.
Under the Polestar Articles, at each annual general meeting each director shall retire from office but shall be eligible for re-appointment by ordinary resolution of the Company at such annual general meeting and, in each case, where a director is so re-appointed, shall be entitled to serve until the following annual general meeting, at which such director shall again retire from office but shall be eligible for re-appointment.
Indemnity of Directors
Under the Polestar Articles, and subject to the provisions of the Companies Act, each of the Company’s directors is entitled to be indemnified by the Company out of the assets of the Company against all costs, charges, losses, expenses and liabilities incurred by such director or officer in the execution and discharge of his or her duties or in relation to those duties. In addition, each member of the Board entered into a separate deed of indemnity with Polestar (which will also be subject to the provisions of the Companies Act). The Companies Act renders void an indemnity for a director against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director.
Shareholders’ Meetings
Each year, the Company holds an annual general meeting of shareholders in addition to any other meetings held in that year, and will specify the meeting as such in the notice convening it. The annual general meeting will be held at such time and place as the directors may appoint. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment of a chairman, which appointment shall not be treated as part of the business of a meeting. The Polestar Articles provide that the necessary quorum at any general meeting of shareholders (or adjournment thereof) shall be at least two members that in aggregate hold at least 51% of the issued shares of the Company, present in person or by proxy and entitled to attend and to vote on the business to be transacted, at such meeting.
Requisitioning Shareholder Meetings
Subject to certain conditions being satisfied, under the Companies Act shareholders holding at least 5% of the paid-up capital of the Company carrying voting rights at general meetings can require the directors to call a general meeting and shareholders representing at least 5% of the total voting rights exercisable at an annual general meeting can require Polestar to give notice of a resolution to be proposed at that annual general meeting.
Other English Law Consideration
Mandatory Purchases and Acquisitions
Pursuant to sections 979 to 982 of the Companies Act, where a takeover offer has been made for the Company, and the offeror has, by virtue of acceptances of the offer, acquired or unconditionally contracted to acquire not less than 90% of the voting rights carried by the class of shares to which the offer relates, the offeror may give notice to the holder of any shares of that class to which the offer relates that the offeror has not acquired or unconditionally contracted to acquire that it desires to acquire those shares on the same terms as the takeover offer. The offeror would do so by sending a notice to the outstanding minority shareholders telling them that it will compulsorily acquire their shares.
Such notice must be sent within three months of the last day on which the offer can be accepted in the prescribed manner or if earlier, and the offer is not one to which the Takeover Code applies, within the period of six months beginning with the date of the offer. The squeeze out of the minority shareholders can be completed at the end of six weeks from the date the notice has been given, subject to the minority shareholders failing to successfully lodge an application to the court to prevent such squeeze out any time prior to the end of those six weeks following which the offeror can execute a transfer of the outstanding shares in its favor and pay the consideration to the Company, which would hold the consideration on trust for the outstanding minority shareholders. The consideration offered to the outstanding minority shareholders whose shares are compulsorily acquired under the Companies Act must, in general, be the same as the consideration that was available under the takeover offer.
If a takeover is structured as a scheme of arrangement pursuant to Part 26 of the Companies Act, the scheme, and therefore takeover, would need to be approved by a majority in number representing 75% in value of the shareholders of each class of shareholders voting, whether in person or by proxy. If approved, the scheme, and therefore takeover, would be binding on 100% of the shareholders of the relevant class(es).
Sell Out
The Companies Act also gives minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer for all of the Company’s shares or of any class or classes of the Company’s shares. A holder of voting shares to which the offer relates, and who has not otherwise accepted the offer, may require the offeror to acquire his shares if, prior to the expiry of the acceptance period for such offer, (1) the offeror has acquired or unconditionally agreed to acquire not less than 90% in value of all the voting shares in the Company (in the case of an offer for all of Polestar’s shares) or of all the shares of that class and (2) not less than 90% of the voting rights in the Company (in the case of an offer for all of the Company’s shares) or of the voting rights carried by that class. The offeror may impose a time limit on the rights of minority shareholders to be bought out that is not less than three months after the end of the acceptance period. If a shareholder exercises his rights to be bought out, the offeror is required to acquire those shares on the terms of the takeover offer or on such other terms as may be agreed.
Disclosure of Interest in Shares
Section 793 of the Companies Act gives the Company the power to require persons whom the Company knows have, or whom the Company has reasonable cause to believe have, or within the previous three years have had, any ownership interest in any of the Company’s shares (the “default shares”), to disclose prescribed particulars of those shares. For this purpose, default shares includes any of the Company’s shares allotted or issued after the date of the Section 793 notice in respect of those shares. Failure to provide the information requested within the prescribed period after the date of sending the notice may result in restrictions being imposed on the default shares under the Polestar Articles (including suspension of voting rights and withholding of dividends), depending on the level of the relevant shareholding, and sanctions being imposed against the holder of the default shares as provided within the Companies Act.
Distributions & Dividends
Under English law, dividends and distributions may only be made from distributable profits. “Distributable profits” generally means accumulated realized profits, so far as not previously utilized by distribution or capitalization, less accumulated realized losses, so far as not previously written off in a reduction or reorganization of capital, duly made. This would include reserves created by way of a court-approved reduction of capital.
It is not sufficient that the Company, as a public limited company, has distributable profits for the purpose of making a distribution. An additional capital maintenance requirement is imposed on the Company to ensure that the net worth of the Company is at least equal to the amount of its capital. A public limited company can only make a distribution:
(a)
if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called-up share capital and undistributable reserves; and

(b)
if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.

Purchase of Own Shares
Under English law, a public limited company may purchase its own shares only out of the distributable profits of the Company or the proceeds of a new issue of shares made for the purpose of financing the purchase. A limited company may not purchase its own shares if as a result of the purchase there would no longer be any issued shares of the Company other than redeemable shares or shares held as treasury shares. Subject to the foregoing, because Nasdaq is not a “recognized investment exchange” under the Companies Act, the Company may purchase its fully paid shares only pursuant to a purchase contract authorized by ordinary resolution of the holders of shares before the purchase takes place. Any authority will not be effective if any shareholder from whom the Company proposes to purchase shares votes on the resolution and the resolution would not have been passed if such shareholder had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
The below summarizes the terms of the ADSs.
American Depositary Shares
Citibank, N.A. is the depositary (the “Depositary”) for the Company’s American Depositary Shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the Depositary. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The Depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A. (London).
The Company appointed Citibank as Depositary pursuant to a deposit agreement for the Class A ADSs representing the Class A Shares. A copy of the deposit agreement for the Class A ADSs is on file with the SEC under cover of Registration Statement on Form F-6. You may obtain a copy of the Deposit Agreements from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-267086 for the Class A ADSs when retrieving such copy.
The Company is providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the applicable deposit agreement and not by this summary. Any reference herein to “deposit agreement” is to the deposit agreement for the Class A Share deposit agreement governs the Class A ADSs representing the Class A Shares. As such, holders of ADSs representing Class A Shares of Polestar have no rights or obligations under the deposit agreement for any other class of shares of Polestar. The Company urges you to review the applicable Deposit Agreements in their entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the Deposit Agreements.
Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, thirty Class A Shares (in the case of a Class A ADS) on deposit with the Depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the Depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. The Company and the Depositary may agree to change the ADS-to-Share ratio by amending the applicable deposit agreement. This amendment may give rise to, or change, the Depositary fees payable by ADS owners. The custodian, the Depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of the applicable ADSs. The deposited property does not constitute the proprietary assets of the Depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the applicable ADSs. The Depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the applicable deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the Depositary, and the Depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.
If you become an owner of ADSs, you will become a party to the applicable deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement for your ADSs, and the ADR evidencing your ADSs specify the Company’s rights and obligations as well as your rights and obligations as an owner of ADSs and those of the Depositary. As an ADS holder you appoint the Depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law, the deposit agreement provides that the federal district courts in the City of New York will be the exclusive forum for resolving any complaint asserting a cause of action involving the deposit agreement, ADR, or ADSs. However, the Company’s obligations to the holders of the Class A Shares will continue to be governed by the laws of England and Wales, which may be different from the laws in the United States.
In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the Depositary, the custodian, the Company nor any of its or its respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.
As an owner of ADSs, the Company will not treat you as one of its shareholders and you will not have direct shareholder rights. The Depositary will hold on your behalf the shareholder rights attached to the Class A Shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the Class A Shares represented by your ADSs through the Depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.
The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the Depositary’s services are made available to you. As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the Depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the Depositary (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the Depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the Depositary to the holders of the ADSs. The direct registration system includes automated transfers between the Depositary and DTC, the central book- entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC, which nominee will be the only “holder” of such ADSs for purposes of the deposit agreement and any applicable ADR. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, this section will refer to you as the “holder.” The references to “you” assume the reader owns ADSs and will own ADSs at the relevant time.
The registration of Class A Shares in the name of the Depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the Depositary or the custodian the record ownership in the applicable Class A Shares with the beneficial ownership rights and interests in such shares being at all times vested with the beneficial owners of the ADSs representing the applicable Class A Shares. The Depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all corresponding deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.
Class A Shares, the transfer of which are restricted due to contractual or regulatory limitations and commonly referred to as “Restricted Shares,” are eligible for deposit under the Deposit Agreements only in limited circumstances described under the section entitled “— Restricted ADSs,” below.
Dividends and Other Distributions
As a holder of ADSs, you generally have the right to receive the distributions the Company makes on the corresponding securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of Cash
Whenever the Company makes a cash distribution for the securities on deposit with the custodian, the Company will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the Depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders of the applicable ADSs, subject to the laws and regulations of England and Wales.
The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The Depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.
The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The Depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.
Distributions of Class A Shares
Whenever the Company makes a free distribution of Class A Shares for the securities on deposit with the custodian, the Company will deposit the applicable number of Class A Shares with the custodian. Upon receipt of confirmation of such deposit, the Depositary will either distribute to the applicable holders new ADSs representing the Class A Shares deposited or modify the ADS-to-Share ratio, in which case each ADS you hold will represent rights and interests in the additional Class A Shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.
The distribution of new ADSs or the modification of the ADS-to-Share ratio upon a distribution of Shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the Depositary may sell all or a portion of the new Class A Shares so distributed.
No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the Depositary does not distribute new ADSs as described above, it may sell the Class A Shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.
Distributions of Rights
Whenever the Company intends to distribute rights to subscribe for additional Class A Shares, the Company will give prior notice to the Depositary and will assist the Depositary in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to the applicable holders.
The Depositary will establish procedures to distribute rights to subscribe for additional ADSs to the applicable holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to the applicable holders of ADSs, and if the Company provides all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The Depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new Shares other than in the form of ADSs.
The Depositary will not distribute the rights to you if:
•
the Company does not timely request that the rights be distributed to you or the Company requests that the rights not be distributed to you;

•
the Company fails to deliver satisfactory documents to the Depositary; or

•
it is not reasonably practicable to distribute the rights.

The Depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to the applicable holders as in the case of a cash distribution. If the Depositary is unable to sell the rights, it will allow the rights to lapse.
Elective Distributions
Whenever the Company intends to distribute a dividend payable at the election of shareholders either in cash or in additional Class A Shares, the Company will give prior notice thereof to the Depositary and will indicate whether the Company wishes the elective distribution to be made available to you. In such case, the Company will assist the Depositary in determining whether such distribution is lawful and reasonably practicable.
The Depositary will make the election available to you only if it is reasonably practicable and if the Company has provided all of the documentation contemplated in the deposit agreement. In such case, the Depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.
If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in England and Wales would receive upon failing to make an election, as more fully described in the deposit agreement.
Other Distributions
Whenever the Company intends to distribute property other than cash, Class A Shares or rights to subscribe for additional Class A Shares, the Company will notify the Depositary in advance and will indicate whether it wishes such distribution to be made to you. If so, the Company will assist the Depositary in determining whether such distribution to holders is lawful and reasonably practicable.
If it is reasonably practicable to distribute such property to you and if the Company provides to the Depositary all of the documentation contemplated in the deposit agreement, the Depositary will distribute the property to the applicable holders in a manner it deems practicable.
The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the applicable deposit agreement. In order to pay such taxes and governmental charges, the Depositary may sell all or a portion of the property received.
The Depositary will not distribute the property to you and will sell the property if:
•
the Company does not request that the property be distributed to you or if the Company requests that the property not be distributed to you;

•
the Company does not deliver satisfactory documents to the Depositary; or

•
the Depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.
Changes Affecting Class A Shares
The Class A Shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such Class A Shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.
If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the Class A Shares held on deposit. The Depositary may in such circumstances deliver new ADSs to you, amend the applicable deposit agreement, the applicable ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Class A Shares. If the Depositary may not lawfully distribute such property to you, the Depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.
Issuance of ADSs upon Deposit of Class A Shares
Upon receipt of confirmation of the deposit of Class A Shares underlying the ADSs being issued, the Depositary will ADSs representing the deposited Class A Shares to the order of Computershare Inc., a Delaware corporation, it its capacity as transfer agent for the distribution to the holders.
The Depositary may create ADSs on your behalf if you or your broker deposit Class A Shares with the custodian. The Depositary will deliver the corresponding ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the Class A Shares to the custodian. Your ability to deposit Class A Shares and receive ADSs may be limited by U.S. and English legal considerations applicable at the time of deposit.
The issuance of ADSs may be delayed until the Depositary or the custodian receives confirmation that all required approvals have been given and that the Class A Shares have been duly transferred to the custodian. The Depositary will only issue ADSs in whole numbers.
When you make a deposit of Class A Shares, you will be responsible for transferring good and valid title to the Depositary. As such, you will be deemed to represent and warrant that:
•
The Class A Shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

•
All preemptive (and similar) rights, if any, with respect to such Class A Shares have been validly waived or exercised.

•
You are duly authorized to deposit the Class A Shares.

•
The Class A Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (except as contemplated below and in the applicable deposit agreement).

•
The Class A Shares represented for deposit have not been stripped of any rights or entitlements.

•
If any of the representations or warranties are incorrect in any way, the Company and the Depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs
As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the Depositary and also must:
•
ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

•
provide such proof of identity and genuineness of signatures as the Depositary deems appropriate;

•
provide any transfer stamps required by the State of New York or the United States; and

•
pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the Depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Class A Shares Upon Cancellation of ADSs
As a holder, you will be entitled to present your ADSs to the Depositary for cancellation and then receive the corresponding number of underlying Class A Shares at the custodian’s offices. Your ability to withdraw the Class A Shares held in respect of the ADSs may be limited by U.S. and English legal considerations applicable at the time of withdrawal. In order to withdraw the Class A Shares represented by your ADSs, you will be required to pay to the Depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the Class A Shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.
If you hold ADSs registered in your name, the Depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the Depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the Class A represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the Depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.
You will have the right to withdraw the securities represented by your ADSs at any time except for:
•
Temporary delays that may arise because (i) the transfer books for the Class A Shares or ADSs are closed, or (ii) the Class A Shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

•
Obligations to pay fees, taxes and similar charges.

•
Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.
Voting Rights
As an ADS holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the shares represented by your ADSs. The voting rights of holders of ordinary shares are described in “Description of share capital — Ordinary shares.”
At the Company’s request, the Depositary will distribute to you any notice of shareholders’ meeting received from the Company together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the depositary may distribute to holders of ADSs instructions on how to retrieve such materials upon request.
If the Depositary timely receives voting instructions from a holder of ADSs as of a specified record date, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with the voting instructions received from the holders of ADSs.
Deposited securities represented by ADSs for which no timely voting instructions are received by the Depositary from the holder shall not be voted (except as otherwise contemplated in the deposit agreement). If the Depositary timely receives voting instructions from a holder which fail to specify the manner in which the Depositary is to vote the deposited securities represented by such holder’s ADSs, the Depositary will deem such holder (unless otherwise specified in the notice distributed to holders) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions. Please note that the ability of the Depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit.
The Company cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the Depositary in a timely manner.

Fees and expenses
As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:
Service	Fees
Other than the initial deposit in connection with the Business Combination, issuance of ADSs (e.g., an issuance of ADS upon a deposit of Class A Shares, upon a change in the ADS(s)-to-Share ratio), excluding ADS issuances as a result of distributions of Class A Shares	Up to $0.05 per ADS issued
Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property, upon a change in the ADS(s)-to-Share ratio, or for any other reason)	Up to $0.05 per ADS cancelled
Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to $0.05 per ADS held
Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to $0.05 per ADS held
Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to $0.05 per ADS held
ADS Services	Up to $0.05 per ADS held on the applicable record date(s) established by the Depositary
Registration of ADS transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason	Up to $0.05 per ADS (or fraction thereof transferred)
As an ADS holder, you will also be responsible to pay certain charges such as:
•
taxes (including applicable interest and penalties) and other governmental charges (including any applicable stamp duty or SDRT);

•
the registration fees as may from time to time be in effect for the registration of Class A Shares on the share register and applicable to transfers of Class A Shares to or from the name of the custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

•
certain cable, telex and facsimile transmission and delivery expenses;

•
the fees, expenses, spreads, taxes and other charges of the Depositary and/or service providers (which may be a division, branch or affiliate of the Depositary) in the conversion of foreign currency;

•
the reasonable and customary out-of-pocket expenses incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Class A Shares, ADSs and ADRs; the fees, charges, costs and expenses incurred by the Depositary, the custodian, or any nominee in connection with the ADR program; and

•
the amounts payable to the Depositary by any party to the applicable deposit agreement pursuant to any ancillary agreement to the applicable deposit agreement in respect of the ADR program, the ADSs, and the ADRs.

ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person for whom the ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC, the

ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.
In the event of refusal to pay the Depositary fees, the Depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the Depositary fees from any distribution to be made to the ADS holder. Note that the fees and charges you may be required to pay may vary over time and may be changed by the Company and by the Depositary. You will receive prior notice of such changes. The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time.
Fees and Other Payments Made by the Depositary to the Company
The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time. The Depositary also has agreed to pay certain legal expenses on behalf of the Company.
Amendments and Termination
The Company may agree with the Depositary to modify the deposit agreement at any time without your consent. The Company may undertake to give holders of the applicable ADSs 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. The Company will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, the Company may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.
You will be bound by the modifications to the deposit agreement for your ADSs if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the Class A Shares represented by your ADSs (except as permitted by law).
The Company has the right to direct the Depositary to terminate the deposit agreement. Similarly, the Depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the Depositary must give notice to the holders of ADSs issued under that deposit agreement at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the Depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit under the terminated deposit agreement. After the sale, the Depositary will hold the proceeds from such sale and any other funds then held for the applicable holders of ADSs in a non-interest bearing account. At that point, the Depositary will have no further obligations to holders other than to account for the funds then held for the applicable holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).
In connection with any termination of the deposit agreement, the Depositary may make available to owners of ADSs a means to withdraw the Class A Shares represented by ADSs and to direct the Depositary of such Class A Shares into an unsponsored American Depositary share program established by the Depositary. The ability to receive unsponsored American Depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American Depositary shares and the payment of applicable Depositary fees.
Books of Depositary
The Depositary will maintain ADS holder records at its Depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement. The Depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.
Transmission of Notices, Reports and Proxy Soliciting Material
The Depositary will make available for your inspection at its office all communications that it receives from the Company as a holder of deposited securities that the Company make generally available to holders of deposited securities. Subject to the terms of the deposit agreement, the Depositary will send you copies of those communications or otherwise make those communications available to you if the Company asks it to do so.
Limitations on Obligations and Liabilities
The deposit agreement limits the Company’s obligations and the Depositary’s obligations to you. Please note the following:
•
The Company and the Depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

•
The Depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

•
The Depositary disclaims any liability for any failure to accurately determine the lawfulness or practicality of any action, for the content of any document forwarded to you on the Company’s behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Class A Shares, for the validity or worth of the Class A Shares, for any tax consequences that result from the ownership of ADSs or other deposited property, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of the Company’s notices or for the Company’s failure to give notice or for any act or omission of or information provided by DTC or any DTC participant.

•
The Depositary shall not be liable for acts or omissions of any successor Depositary in connection with any matter arising wholly after the resignation or removal of the Depositary.

•
The Company and the Depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

•
The Company and the Depositary disclaim any liability if the Company or the Depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, including regulations of any stock exchange or by reason of present or future provision of any provision of the Polestar Articles, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond the Company’s control.
•
The Company and the Depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in the Polestar Articles or in any provisions of or governing the securities on deposit.

•
The Company and the Depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting securities for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of the Company and the Depositary in good faith to be competent to give such advice or information.

•
The Company and the Depositary also disclaim liability for the inability by a holder or beneficial holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Class A Shares but is not, under the terms of the deposit agreement, made available to you.

•
The Company and the Depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

•
The Company and the Depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

•
The Company and the Depositary disclaim liability arising out of losses, liabilities, taxes, charges or expenses resulting from the manner in which a holder or beneficial owner of ADSs holds ADSs, including resulting from holding ADSs through a brokerage account.

•
No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

•
Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among the Company, the Depositary and you as ADS holder.

•
Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to the Company or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to the Company or to the ADS owners, or to account for any payment received as part of those transactions.

Taxes
You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. The Company, the Depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.
The Depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The Depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the Depositary and to the custodian proof of taxpayer status and residence and such other information as the Depositary and the custodian may require to fulfill legal obligations. You are required to indemnify the Company, the Depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.
Foreign Currency Conversion
The Depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.
If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the Depositary may take the following actions in its discretion:
•
Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the applicable holders for whom the conversion and distribution is lawful and practical.

•
Distribute the foreign currency to the applicable holders for whom the distribution is lawful and practical.

•
Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial
The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of Class A Shares (including Class A Shares represented by ADSs) are governed by the laws of England and Wales.
As an owner of ADSs, you irrevocably agree that any legal action arising out of the Deposit Agreement, the ADSs or the ADRs, involving the Company or the Depositary, may only be instituted in a state or federal court in the city of New York.
AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST THE COMPANY AND/ OR THE DEPOSITARY.
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against the Company or the Depositary arising out of or relating to the Class A Shares , the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If the Company or the Depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived the Company’s or the Depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.
Restricted ADSs
In order to enable the deposit of Class A Shares , the transfer of which is restricted due to contractual or regulatory limitations, commonly referred to as “Restricted Shares,” the Company and the Depositary have agreed, by means of letter agreements, to create restricted series of American depositary shares referred to as “Restricted ADSs” or “RADSs,” in accordance with the terms of the Deposit Agreements. The RADS letter agreements supplement the Deposit Agreements. Forms of the RADS letter agreements are on file with the SEC under cover of the applicable Registration Statements on Form F-6. You may obtain a copy of the RADS letter agreements from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the Depositary.
The Restricted ADSs differ from the freely transferable ADSs in certain respects. These differences include the following:
•
Listing:   The Restricted ADSs are not listed on any securities exchange or trading system in the United States.

•
CUSIP Number:   The CUSIP number for the Restricted ADSs is different from the CUSIP number for the freely transferable ADSs.

•
Transfer Restrictions:   The Restricted ADSs may, after issuance, be sold or otherwise transferred only on the terms described below.

•
Legend:   The Restricted ADSs will be subject to a transfer legend substantially in the form of all or some of the following:

“THE RESTRICTED ADSs AND THE RESTRICTED SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY JURISDICTION. THE RESTRICTED ADSs MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OR DELIVERED EXCEPT (A) TO A PERSON OTHER THAN A U.S. PERSON (WITHIN THE MEANING GIVEN TO SUCH TERM IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER, (C) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING THE APPLICABLE SALE, PLEDGE, TRANSFER AND DELIVERY, AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. THE COMPANY AND THE DEPOSITARY SHALL BE ENTITLED TO RECEIVE FROM THE HOLDER OF THE RESTRICTED ADSs SEEKING TO SELL, PLEDGE OR OTHERWISE TRANSFER OR DELIVER THE RESTRICTED ADSs EVIDENCE SATISFACTORY TO THE DEPOSITARY AND THE COMPANY THAT THE TRANSFER RESTRICTIONS APPLICABLE TO THE RESTRICTED ADSs HAVE BEEN OR ARE BEING SATISFIED (WHICH MAY INCLUDE AN OPINION OF QUALIFIED COUNSEL).”
The ADSs issued upon conversion of convertible RADSs may be issued in the form of RADSs unless the conversion (x) is registered under the Securities Act and the ADSs are held by a person who is not an affiliate of Polestar and (y) is exempt from registration under the Securities Act and the ADSs are held by a person who is not an affiliate of Polestar.
•
Segregation of Shares:   Restricted Shares deposited with the custodian with respect to Restricted ADSs shall be held separate and distinct from the deposited securities held under the applicable deposit agreement.

•
Lack of Fungibility:   The Restricted ADSs are not currently fungible with the freely transferable ADSs issued and outstanding under the applicable deposit agreement. The Restricted ADSs will not be fungible with the freely transferable ADSs outstanding under the applicable deposit agreement as long as the Restricted ADSs and the Restricted Shares represented thereby are “restricted securities” under the Securities Act or are otherwise subject to restrictions on transfer.

•
Withdrawal:   The holders of Restricted ADSs will be able to request the withdrawal of the Restricted Shares represented by their Restricted ADSs only upon delivery to the depositary of (i) the applicable RADSs, all documentation contemplated in the applicable deposit agreement and the applicable RADS letter agreement and payment of all applicable fees and expenses of the depositary, and (ii) a certification to the effect, inter alia, that either (x) the holder will be the owner of the Restricted Shares being withdrawn and undertakes not to deposit the Restricted Shares under the applicable deposit agreement and to transfer such Restricted Shares only in a transaction meeting the requirements of the legend set forth above or (y) the holder has sold the Restricted Shares in a transaction meeting the requirements of Regulation S under the Securities Act and will make delivery of the Restricted Shares outside the U.S.

•
Book-Entry Settlement:   The Restricted ADSs are not expected to be eligible for inclusion in any book-entry settlement system, including, without limitation, the book-entry settlement system maintained by DTC.

•
Conversion of RADSs into ADSs:   Once the applicable transfer restrictions expire or if the transaction is covered by an effective resale registration statement, the RADSs may be exchangeable into freely transferable ADSs upon delivery of the RADSs to the depositary for exchange into freely transferable ADSs together with applicable supporting documents, legal opinions and Depositary fees and taxes.

Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted Class A ADSs for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.
Persons who have beneficially owned restricted Class A ADSs for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
one percent (1%) of the total number of Class A ADSs then issued and outstanding; or

•
the average weekly reported trading volume of the applicable ADSs during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and

•
at least one year has elapsed from the time that the issuer filed Form 20-F type information with the SEC, which we filed on June 29, 2022, reflecting its status as an entity that is not a shell company.

Regulation S
Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.
We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not affiliates of our company or who are affiliates of our company by virtue of their status as an officer or director may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of ours solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of our company other than by virtue of his or her status as an officer or director of our company.

SELLING SECURITYHOLDERS
This prospectus relates to the offer and sale from time to time by the Selling Securityholders of up to 58,613,940 Class A ADSs.
We will not receive any proceeds from any sale by the Selling Securityholders of the Class A ADSs being registered hereunder. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”
The Selling Securityholders may offer and sell, from time to time, some or all of the Class A ADSs covered by this prospectus. As used herein, “Selling Securityholders” means the persons referenced or listed in the table below, and the donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) selling Class A ADSs received after the date of this prospectus from the Selling Securityholders that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. We have registered the offer and sale of the Class A ADSs covered by this prospectus so that those Class A ADSs may be freely sold to the public by the Selling Securityholders. Registration of the resale of the Class A ADSs covered by this prospectus does not mean, however, that those Class A ADSs necessarily will be offered or resold by the Selling Securityholders.
The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we are registering the resale of Class A ADSs to the public and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. The Selling Securityholders has beneficial ownership over its Class A ADSs. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Class A ADSs subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.
The securities held by the Selling Securityholders are subject to transfer restrictions, as described in the sections entitled “Description of Share Capital and Articles of Association — Description of Company Share Capital and Polestar Articles — Company Securities — Transfer of Shares,” and “Description of American Depositary Shares — ADSs — Transfer, Combination and Split Up of ADRs.”
	Securities Beneficially Owned Prior to this Offering		Securities to be Sold in this Offering		Securities Beneficially Owned After This Offering
Names of Selling Securityholders	Class A ADSs	Percentage of Class A ADSs	Class A ADSs	Percentage of Class A ADSs	Class A ADSs	Percentage of Class A ADSs
PSD Investment Limited	33,949,660(1)	20.7%	6,349,206	3.9%	27,600,454	16.8%
Snita Holding B.V.	32,691,731(2)	19.9%	20,014,300	12.2%	12,677,431	7.7%
Geely Sweden Automotive Investment B.V.	32,250,434(3)	19.6%	32,250,434	19.6%	0	0%

(1)
Consists of (i) 32,953,241 Class A ADSs and 996,419 Class B ADSs for which PSD Investment Limited is the recordholder. The business address of PSD is 13/F, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Central, Hong Kong.

(2)
The business address of Snita is Stationveg 2, Beesd, 4153 RD, Netherlands.

(3)
The business address of GSAI BV is Stationveg 2, Beesd, 4153 RD, Netherlands.

Relationships and Agreements with the Selling Securityholders
For information on relationships and agreements between us and the Selling Securityholders, see “Item 7. Major Shareholders and Related Party Transactions — B. Related Party Transactions” in our 2025 Annual Report.

PLAN OF DISTRIBUTION
This prospectus relates to the offer and sale from time to time by the Selling Securityholders of up to 58,613,940 Class A ADSs.
We will not receive any proceeds from any sale by the Selling Securityholders of the Class A ADSs being registered hereunder. We will pay certain expenses associated with the registration of the securities covered by this prospectus.
The Selling Securityholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. As used herein, “Selling Securityholders” means the persons referenced or listed in the tables in the section “Selling Securityholders”, and the donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) selling securities received after the date of this prospectus from the Selling Securityholders that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. We have registered the offer and sale of the Class A ADSs covered by this prospectus so that those Class A ADSs may be freely sold to the public by the Selling Securityholders. Registration of the resale of the Class A ADSs covered by this prospectus does not mean, however, that those Class A ADSs necessarily will be offered or resold by the Selling Securityholders.
Sales of the Class A ADSs offered hereby may be effected by the Selling Securityholders from time to time in one or more types of transactions (which may include block transactions) on Nasdaq (or any other national securities exchange or quotation service on which the Class A ADSs may be listed or quoted at the time of sale) at prevailing market prices, as well as any of the following methods:
•
an over-the-counter distribution in accordance with the rules of the applicable exchange;

•
through trading plans entered into by the Selling Securityholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•
through one or more underwritten offerings on a firm commitment or best efforts basis;

•
agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
in an exchange distribution in accordance with the rules of the applicable exchange;

•
through the distribution by the Selling Securityholders to their employees, partners (including limited partners), members or stockholders;

•
whereby broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•
settlement of short sales entered into after the date of this prospectus;

•
through delayed delivery requirements;

•
by pledge to secured debts and other obligations;

•
block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

Such transactions may or may not involve brokers or dealers. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the Class A ADSs by a broker-dealer as principal and resales of the Class A ADSs by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions, transactions in which the broker-dealer solicits purchasers, or block trades in which the broker-dealer so engaged will attempt to sell the Class A ADSs as agent but may position and resell a portion of the block as principal to facilitate the transaction. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Class A ADSs offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the Class A ADSs covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act (it being understood that the Selling Securityholders shall not be deemed to be underwriters solely as a result of their participation in this offering). The Selling Securityholders have advised us that they has not entered into any agreements, understandings or arrangements with any broker-dealers regarding the sale of the Class A ADSs covered by this prospectus.
There can be no assurance that the Selling Securityholders will sell all or any of the Class A ADSs offered by this prospectus. In addition, the Selling Securityholders may also sell Class A ADSs under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. Rule 144 is not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (iii) the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than current reports; and (iv) at least one year has elapsed from the time that the issuer filed current Form 20-F type information with the SEC reflecting its status as an entity that is not a shell company (which we filed on June 29, 2022).
The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of Class A ADSs if it deems the purchase price to be unsatisfactory at any particular time.
The Selling Securityholders may elect to make a pro rata in-kind distribution of Class A ADSs to their members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution.
The Selling Securityholders also may transfer the Class A ADSs in other circumstances, in which case the donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Securityholders that such a donee, pledgee, transferee or successor intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part to name specifically such person as a Selling Securityholders.
Upon our being notified by the Selling Securityholders that any material arrangement has been entered into with a broker-dealer for the sale of Class A ADSs offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:
•
the name of the participating broker-dealer(s);

•
the specific securities involved;

•
the initial price at which such securities are to be sold;

•
the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

•
other facts material to the transaction.

The Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this prospectus.
The Selling Securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Selling Securityholders or borrowed from the Selling Securityholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Securityholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the Selling Securityholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.
In compliance with the guidelines of the FINRA, the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
Notice to prospective investors in the European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities of the Company have been offered or will be offered pursuant to the offering to the public in that Relevant State, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation (Regulation (EU) 2017/1129):
•
to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of any underwriters for any such offer; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant State who initially acquires any security or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.
We, the representatives and each of our and the representatives’ affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
This prospectus has been prepared on the basis that any offer of securities in any Relevant State will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities. Accordingly, any person making or intending to make an offer in that Relevant State of securities which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither we nor any underwriters have authorized, nor do they authorize, the making of any offer of securities in circumstances in which an obligation arises for the Company or any underwriters to publish a prospectus for such offer.
For the purpose of the above provisions, the expression “an offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable investors to decide to purchase or subscribe for any securities.
MiFID II Product Governance
Any person offering, selling or recommending the securities (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II (Directive 2014/65/EU) is responsible for undertaking its own target market assessment in respect of the securities (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
Notice to prospective investors in the United Kingdom
No Shares or ADSs have been offered or will be offered, pursuant to any offering contemplated hereby, to the public in the United Kingdom prior to the publication of a prospectus in relation to such Shares or ADSs which has been approved by the Financial Conduct Authority, except that the Shares may be offered to the public in the United Kingdom at any time:
(a)
to any legal entity which is a qualified investor as defined under Paragraph 15 of Schedule 1 of the POATRs;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under paragraph 15 of Schedule 1 of the POATRs), subject to obtaining the prior consent of any underwriters for any such offer; or

(c)
in any other circumstances falling within the exceptions set out in Schedule 1 of the POATRs, provided that no such offer of the Shares or ADSs shall require the Company or any underwriter to publish a prospectus pursuant to Regulation 12 of the POATRs or supplement a prospectus pursuant to the FCA’s Prospectus Rules (“PRM”).

For the purposes of this provision, the expression an “offer to the public” in relation to the Shares and ADSs in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares or ADSs and the expression “POATRs means Public Offers and Admission to Trading Regulations 2024.
TAXATION
Material U.S. Federal Income Tax Considerations
This section describes the material U.S. federal income tax considerations to U.S. Holders (as defined below) of the ownership and disposition of ADSs. This discussion is based on the Code, its legislative history, the Treasury Regulations, published guidance by the IRS and court decisions, all as of the date hereof, and does not take into account proposed changes in such tax laws. These laws are subject to change, possibly on a retroactive basis. This discussion is necessarily general and does not address all aspects of U.S. federal income taxation, including the effect of any U.S. federal alternative minimum tax, or U.S. federal estate and gift tax, or any state, local or non-U.S. tax laws to a holder of ADSs. This discussion also assumes that the Company will not be a “controlled foreign corporation” as defined in the Code. The Company has not sought and does not intend to seek any rulings from the IRS regarding the ADSs. There is no assurance that the IRS will not take positions concerning certain tax consequences of the ownership and disposition of ADSs that are different from those discussed below, or that any such different positions would not be sustained by a court.
Further, this discussion applies only to ADSs held as capital assets for U.S. federal income tax purposes (generally, property held for investment) and does not discuss all aspects of U.S. federal income taxation that might be relevant to U.S. Holders in light of their particular circumstances or status, including the Medicare contribution tax on net investment income, or U.S. Holders who are subject to special rules, including:
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brokers or dealers;

•
traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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S-corporations;

•
governments or agencies or instrumentalities thereof;

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a person subject to the base erosion and anti-abuse tax;

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mutual funds;

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pension funds;

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trusts and estates;

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investors subject to the alternative minimum tax provisions of the Code;

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accrual method taxpayers that file applicable financial statements as described in Section 451(b) of the Code;

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investors subject to the U.S. “anti-inversion” rules;

•
tax-exempt organizations (including private foundations), qualified retirement plans, individual retirement accounts or other tax deferred accounts;

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banks or other financial institutions, underwriters, insurance companies, real estate investment trusts or regulated investment companies;

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U.S. expatriates or former long-term residents of the United States;

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persons that own (directly, indirectly, or by attribution) 5% or more (by vote or value) of any class of ADSs or of the Company in the aggregate;

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persons holding ADSs as part of a straddle, hedging or conversion transaction, constructive sale, or other arrangement involving more than one position;

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U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

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persons that received ADSs as compensation for services; or

•
controlled foreign corporations or passive foreign investment companies.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds ADSs, the tax treatment of a partner in such partnership will depend upon the status and activities of the partner and the activities of the partnership. Partners should consult their tax advisors regarding the U.S. federal income tax treatment of the ownership and disposition of ADSs.
ALL HOLDERS OF ADSs ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSIDERATIONS RELATING TO THE OWNERSHIP AND DISPOSITION OF ADS, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX LAWS.
U.S. Federal Income Tax Treatment of the Company
A corporation generally is considered to be a tax resident for U.S. federal income tax purposes in the jurisdiction of its organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, the Company, which is incorporated under the laws of England and Wales, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. Section 7874 of the Code provides an exception to this general rule (more fully discussed below), under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex, and there is limited guidance regarding their application.
Under Section 7874 of the Code, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, as a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if each of the following three conditions are met: (i) the non-U.S. corporation, directly or indirectly, acquires substantially all of the properties held directly or indirectly by one or more U.S. corporations (including through the acquisition of all of the outstanding shares of a U.S. corporation); (ii) the non-U.S. corporation’s “expanded affiliated group” does not have “substantial business activities” in the non-U.S. corporation’s country of organization or incorporation and tax residence relative to the expanded affiliated group’s worldwide activities (this test is referred to as the “substantial business activities test”); and (iii) after the acquisition, the percentage of the shares of the non-U.S. acquiring corporation held by former shareholders of the acquired U.S. corporation(s) by reason of holding shares in the U.S. acquired corporation(s) (taking into account the receipt of the non-U.S. corporation’s shares in exchange for each U.S. corporation’s shares) as determined for purposes of Section 7874 of the Code (the “Section 7874 ownership percentage”) is at least 80% (by either vote or value) (this test is referred to as the “80% ownership test” and the three-prong test described in clauses (i) – (iii) above is referred to as the “Section 7874(b) expatriation test”).
Further, Section 7874 of the Code can limit the ability of U.S. corporations and their U.S. affiliates acquired by “surrogate foreign corporations” to utilize certain U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions. These limitations will potentially apply if the Section 7874(b) expatriation test would be satisfied if the 80% ownership test were applied by substituting “60%” for “80%,” in which case the taxable income of the U.S. corporations (and any U.S. person considered to be related to the U.S. corporations pursuant to applicable rules) for any given year, within a period beginning on the first date the U.S. corporations’ properties were acquired directly or indirectly by the non-U.S. acquiring corporation and ending 10 years after the last date the U.S. corporations’ properties were acquired, will be no less than that person’s “inversion gain” for that taxable year. A person’s inversion gain includes gain from the transfer of shares or any other property (other than property held for sale to customers) and income from the license of any property that is either transferred or licensed as part of the acquisition or after the acquisition to a non-U.S. related person. In general, the effect of this provision is to deny the use of net operating losses, foreign tax credits or other tax attributes to offset the inversion gain. In addition, dividends paid by the Company would not qualify for “qualified dividend income” treatment. Further, there are additional requirements imposed on a U.S. corporation that has failed the substantial business activities test and met the 60% ownership test, including that such U.S. corporation must include, as base erosion payments that may be subject to a minimum tax, any amounts treated as reductions in gross income paid to a related non-U.S. person within the meaning of Section 59A of the Code.
Based upon the rules for determining share ownership under Section 7874 of the Code and the Treasury Regulations promulgated thereunder, the Section 7874 ownership percentage for the Company is not more than 60%. Accordingly, the Company is not treated as a U.S. corporation for U.S. federal income tax purposes, and the U.S. subsidiaries of the Company are not subject to the limitations and other rules described above under Section 7874 of the Code.
If the Company were to be treated as a U.S. corporation for U.S. federal income tax purposes, it could be subject to substantial liability for additional U.S. income taxes. However, if the Company were to be treated as a U.S. corporation for U.S. federal income tax purposes, dividend payments would generally constitute “qualified dividends” and be subject to tax at the rates accorded to long-term capital gains. Furthermore, if the IRS were to successfully assert that the 60% ownership test has been met, the ability of the U.S. subsidiaries of the Company to utilize certain U.S. tax attributes against income or gain recognized pursuant to certain transactions may be limited.
The remainder of this discussion assumes that the Company will not be treated as a U.S. corporation for U.S. federal income tax purposes, that dividends of the Company could be eligible to be treated as “qualified dividends” (if all other requirements are satisfied), and that the U.S. subsidiaries of the Company will not be subject to the limitations and other rules under Section 7874 of the Code.
American Depositary Shares
Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, thirty Class A Shares on deposit with the Depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the Depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADS because of legal restrictions or practical considerations.
The remainder of this discussion assumes that, for U.S. federal income tax purposes, ownership of ADSs will be treated as ownership of the underlying Class A Shares (as applicable).
U.S. Holders
For purposes of this discussion, a U.S. Holder means a beneficial owner of ADSs that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate whose income is subject to U.S. federal income tax regardless of its source; or

•
a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Consequences to Holders of Class A ADSs
Distributions on Class A ADSs
Subject to the discussion below under “— Passive Foreign Investment Company Rules,” the gross amount of any distribution on Class A ADSs generally will be taxable to a U.S. Holder as dividend income on the date such distribution is actually or constructively received, but only to the extent that the distribution is paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles).

Because the Company does not maintain, and it is not required to maintain, calculations of its earnings and profits under U.S. federal income tax principles, it is currently expected that any distributions generally will be reported to U.S. Holders as dividends. Any such dividends generally will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from other U.S. corporations, but they may nonetheless qualify for other dividend received deductions depending on the ownership by a U.S. Holder. Each U.S. Holder should consult its own tax advisor to determine whether a deduction under Section 245A of the Code, or other sections, is available based on its particular circumstances.
With respect to non-corporate U.S. Holders, dividends will be taxed at the lower applicable long-term capital gains rate if Class A ADSs are readily tradable on an established securities market in the United States (which they will be if the Class A ADSs are traded on Nasdaq) and certain other requirements are met, including that the Company is not classified as a passive foreign investment company during the taxable year in which the dividend is paid or the preceding taxable year and certain holding period requirements are met, or the Company qualifies for the benefits of certain U.S. income tax treaties. There can be no assurance that Class A ADSs will be considered readily tradable on an established securities market in future years or that the Company qualifies for the benefits of such a treaty. U.S. Holders should consult their own tax advisors regarding the potential availability of the lower rate for any dividends paid with respect to Class A ADSs.
Sale, Exchange, Redemption or Other Taxable Disposition of Class A ADSs
Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange or other taxable disposition of Class A ADSs in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such securities. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Class A ADSs generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such Class A ADS exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of Class A ADSs generally will be treated as U.S. source gain or loss for foreign tax credit purposes.
If the Company redeems Class A ADSs, the treatment of such redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of such Class A ADSs pursuant to Section 302 of the Code or whether the U.S. Holder will be treated as receiving a corporate distribution. Whether that redemption qualifies for sale treatment will depend largely on the total number of shares of the Company’s stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of, among other things, owning multiple classes of ADS) relative to all of shares of the Company’s stock both before and after the redemption. A redemption of stock generally will be treated as a sale of the stock (rather than as a corporate distribution) if the redemption is “substantially disproportionate” with respect to the U.S. Holder, results in a “complete termination” of the U.S. Holder’s interest in the Company or is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only Class A ADSs actually owned by the U.S. Holder but also shares of stock of the Company that are actually or constructively owned by such U.S. Holder. A U.S. Holder may constructively own, in addition to ADSs owned directly, ADSs owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any ADSs the U.S. Holder has a right to acquire by exercise of an option. To meet the substantially disproportionate test, the percentage of the Company’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of such Class A ADSs must, among other requirements, be less than 80% of the percentage of the Company’s outstanding voting ADSs actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either all the ADSs actually and constructively owned by the U.S. Holder are redeemed or ADSs actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S.

Holder does not constructively own any other shares of stock of the Company. The redemption of Class A ADSs will not be essentially equivalent to a dividend if the redemption from a U.S. Holder’s results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in the Company. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in the Company will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly-held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”
If the redemption qualifies as a sale of stock by the U.S. Holder under Section 302 of the Code, the U.S. Holder generally will be required to recognize gain or loss with the consequences described in the first paragraph under this heading.
If the redemption does not qualify as a sale of stock under Section 302 of the Code, then the U.S. Holder will be treated as receiving a distribution as described above in “— Distributions on Class A ADSs.”
Passive Foreign Investment Company Rules
The treatment of U.S. Holders of the Class A ADSs could be materially different from that described above if the Company is treated as a passive foreign investment company, or “PFIC”, for U.S. federal income tax purposes. A PFIC is any non-U.S. corporation with respect to which either: (i) 75% or more of the gross income for a taxable year constitutes passive income for purposes of the PFIC rules, or (ii) 50% or more of such non-U.S. corporation’s assets in any taxable year (generally based on the quarterly average of the value of its assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, royalties and certain rents. The determination of whether a non-U.S. corporation is a PFIC is based upon the composition of such non-U.S. corporation’s income and assets (including, among others, its proportionate share of the income and assets of any other corporation in which it owns, directly or indirectly, 25% or more (by value) of the stock), and the nature of such non-U.S. corporation’s activities. A separate determination must be made after the close of each taxable year as to whether a non-U.S. corporation was a PFIC for that year. Once a non-U.S. corporation qualifies as a PFIC it is, with respect to a shareholder during the time it qualifies as a PFIC, and subject to certain exceptions, always treated as a PFIC with respect to such shareholder, regardless of whether it satisfies either of the qualification tests in subsequent years.
Based on the projected composition of the Company’s income and assets (including the income and assets of each subsidiary for which the Company owns, directly or indirectly, 25% or more (by value) of its stock), the Company does not believe it was classified as a PFIC for its most recent taxable year ended on December 31, 2025, and does not expect to be classified as a PFIC for its current taxable year or, to the best of its current estimates, for subsequent taxable years. However, the application of the PFIC rules is subject to uncertainty as the composition of the Company’s income and assets may change in the future and, therefore, no assurances can be provided that the Company will not be a PFIC for the current taxable year or in a future year.
If the Company is or becomes a PFIC during any year in which a U.S. Holder holds Class A ADSs and such U.S. Holder does not make a mark-to-market election, as described below, the U.S. Holder will be subject to special tax rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of its Class A ADSs, and (ii) any “excess distributions” it receives on its Class A ADSs (generally, any distributions in excess of 125% of the average of the annual distributions on Class A ADSs during the preceding three years or the U.S. Holder’s holding period, whichever is shorter).
Generally, under this excess distribution regime:
•
the gain or excess distribution will be allocated ratably over the period during which the U.S. Holder held its Class A ADSs;

•
the amount allocated to the current taxable year will be treated as ordinary income; and

•
the amount allocated to prior taxable years will be subject to the highest tax rate in effect for that taxable year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

In lieu of being subject to the special tax rules discussed above with regard to its Class A ADSs, a U.S. Holder may make a mark-to-market election with respect to its Class A ADSs. A U.S. Holder may make a mark-to-market election if such shares are treated as “marketable stock.” The ADSs generally will be treated as marketable stock if they are regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq, or on a qualified non-U.S. exchange or other market (within the meaning of the applicable Treasury Regulations). Although the ADSs are expected to be listed on Nasdaq, no assurance can be given that the ADSs will be “regularly traded” for purposes of the mark-to-market election. The Company currently does not intend to provide information necessary for U.S. Holders to make a “qualified electing fund” election which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.
If the Company is classified as a PFIC for any taxable year, a U.S. Holder of ADSs will be required to file an annual report on IRS Form 8621. Failure to file IRS Form 8621 for each applicable taxable year may result in substantial penalties and result in the U.S. Holder’s taxable years being open to audit by the IRS until such Forms are properly filed.
U.S. Holders are urged to consult their tax advisors concerning the U.S. federal income tax consequences of holding ADSs in the event that the Company is considered a PFIC in any taxable year.
Additional Reporting Requirements
U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions (including an exception for ADSs held in accounts maintained at certain financial institutions). An interest in ADSs constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. Holders are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to the ownership and disposition of ADSs.
Information Reporting and Backup Withholding
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.- related financial intermediaries are subject to information reporting and may be subject to backup withholding. Backup withholding generally will not apply, however, to a U.S. Holder if (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.
Material United Kingdom Tax Considerations
The following is intended as a general guide to current United Kingdom tax law and HMRC published practice applying as at the date of this prospectus (both of which are subject to change at any time, possibly with retrospective effect) relating to (i) the United Kingdom withholding tax implications of dividends paid by the Company in respect of Class A Shares and (ii) the United Kingdom stamp duty and SDRT implications of transfers of, and agreements to transfer, ADS. It does not constitute legal or tax advice and does not purport to be an analysis of any other United Kingdom tax considerations relating to the acquisition, holding or disposing of ADS or any other shares or securities that may be issued by the Company from time to time.
THESE PARAGRAPHS ARE A SUMMARY OF MATERIAL UNITED KINGDOM TAX CONSIDERATIONS AND ARE INTENDED AS A GENERAL GUIDE ONLY. IT IS RECOMMENDED THAT ALL HOLDERS OF ADS OBTAIN ADVICE AS TO THE CONSEQUENCES OF THE

ACQUISITION, OWNERSHIP AND DISPOSAL OF THE ADS IN THEIR OWN SPECIFIC CIRCUMSTANCES FROM THEIR OWN TAX ADVISORS.
Dividend Withholding Tax
Dividends paid by the Company in respect of Class A Shares should not be subject to any withholding or deduction for or on account of United Kingdom income tax.
Stamp Duty and Stamp Duty Reserve Tax — Transfers of ADS
The statement in this section assumes that the ADS are held at all relevant times through the clearance service facilities of DTC and that all transfers of the ADS take place in paperless form without the creation of any written instrument of transfer. This section does not consider the implications of transfers of, or agreements to transfer, any Company securities held in certificated form.
No Stamp Duty should be payable on a paperless transfer of ADS, as Stamp Duty is only chargeable on executed written documents.
In contrast to the Stamp Duty, SDRT could be applicable in the United Kingdom on paperless transfer of securities. However, in line with the provisions of Sections 70(9) and 97(1) of the United Kingdom Finance Act 1986, no SDRT should be required to be paid on a paperless transfer of ADS through the clearance service facilities of DTC, provided that DTC has not made an election under section 97A of the United Kingdom Finance Act 1986, and such ADS are held through DTC at the time of any agreement for their transfer. If DTC makes the Section 97A election, SDRT may apply at a rate of 0.5% to all agreements to transfer chargeable securities.
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
We are incorporated and currently existing under the laws of England and Wales. In addition, certain of our directors and officers reside outside of the United States and most of the assets of our non-U.S. subsidiaries are located outside of the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in United States courts against us or those persons based on the civil liability or other provisions of the United States securities laws or other laws.
In addition, uncertainty exists as to whether the courts of England and Wales would:
•
recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

•
entertain original actions brought in England and Wales against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Alston & Bird LLP and Alston & Bird (City) LLP that there is currently no bilateral treaty or multilateral convention in force between: (i) the United States; and (ii) the United Kingdom providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters (although the United States and the UK are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and that a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the United States securities laws, would not be automatically enforceable in England and Wales. We have also been advised by Alston & Bird LLP and Alston & Bird (City) LLP that any final and conclusive monetary judgment for a definite sum obtained against us in United States courts would be treated by the courts of England and Wales as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:
•
the relevant U.S. court had jurisdiction over the original proceedings according to English conflicts of laws principles at the time when proceedings were initiated;

•
the courts of England and Wales had jurisdiction over the matter on enforcement and the relevant judgement debtor either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process;

•
the U.S. judgment was final and conclusive on the merits in the sense of being final and unalterable in the court that pronounced it and being for a definite sum of money;

•
the judgment given by the courts was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations (or otherwise based on a U.S. law that the courts of England and Wales consider to relate to a penal, revenue or other public law);

•
the judgment was not procured by fraud;

•
recognition or enforcement of the judgment in England and Wales would not be contrary to public policy or the Human Rights Act 1998;

•
the proceedings pursuant to which judgment was obtained were not contrary to natural justice;

•
the U.S. judgment was not arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained and not being otherwise in breach of Section 5 of the UK Protection of Trading Interests Act 1980, and the judgment is not based on measures designated by the Secretary of State under Section 1 of that Act;

•
there is not a prior decision of the courts of England and Wales or the court of another jurisdiction on the issues in question between the same parties; and

•
the English enforcement proceedings were commenced within the limitation period.

Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.
Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that those judgments will be recognized or enforceable in England and Wales.
If the courts of England and Wales give a judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. These methods generally permit the courts of England and Wales discretion to prescribe the manner of enforcement. In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the judgment debtor is or becomes subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor. Also note that, in any enforcement proceedings, the judgment debtor may raise any counterclaim that could have been brought if the action had been originally brought in England unless the subject of the counterclaim was in issue and denied in the U.S. proceedings. It should also be noted that in the courts system of England and Wales the usual rule is that the losing party is ordered to pay the legal costs of the litigation that were incurred by the successful party.
These costs are assessed by the courts of England and Wales at the conclusion of the litigation.

EXPENSES RELATED TO THE OFFERING
We estimate the following expenses in connection with the offer and sale of our Class A ADSs by the Selling Securityholders. With the exception of the SEC Registration Fee, all amounts are estimates.
US Securities and Exchange Commission Filing Fee	$56,500.20
FINRA Filing Fee	*
Legal fees and expenses	*
Accountants’ fees and expenses	*
Printing Expenses	$15,000+
Transfer agent fees and expenses	*
Miscellaneous costs	*
Total	*

*
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

+
Estimated solely for purposes of this section. Actual expenses may vary.

We will pay certain expenses associated with the registration of the securities covered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.
LEGAL MATTERS
The validity of our Class A Shares shall be passed upon for us by Alston & Bird (City), LLP, as our counsel with respect to certain legal matters as to English law.
EXPERTS
The consolidated financial statements of Polestar Automotive Holding UK PLC as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus, and the effectiveness of Polestar Automotive Holding UK PLC’s internal control over financial reporting have been audited by Deloitte AB, an independent registered public accounting firm, as stated in their reports which express an unqualified opinion on the financial statements and an adverse opinion on the effectiveness of Polestar Automotive Holding UK PLC’s internal control over financial reporting. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to certain of the informational filing requirements of the Exchange Act. As a foreign private issuer, we are not subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, we are exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act. In addition, our officers and directors are exempt from the “short-swing” profit recovery provisions of Section 16 of the Exchange Act with respect to their purchases and sales of our securities. Moreover, while we expect to submit interim consolidated financial data to the SEC under cover of the SEC’s Form 6-K, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies and are not required to file quarterly reports on Form 10-Q or current reports on Form 8-K under the Exchange Act. The SEC maintains a website at http://www.sec.gov that contains reports and other information that we file with or furnish electronically with the SEC.
The mailing address of Polestar’s principal executive office is Assar Gabrielssons Väg 9, 405 31 Gothenburg, Sweden and its telephone number is +1 (551) 284 9479. Polestar also maintains a website at https://www.polestar.com/us/. In this prospectus, the website addresses of the SEC and Polestar are provided solely for information and are not intended to be active links. Polestar is not incorporating the contents of the websites of the SEC and Polestar or any other entity into this prospectus.

1,758,418,200 Ordinary Shares represented by
58,613,940 Class A American Depositary Shares

Prospectus

September 28, 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.   Indemnification of Directors and Officers
Subject to the Companies Act, and without prejudice to any indemnity to which he or she may otherwise be entitled, members of the registrant’s board of directors and its officers shall have the benefit of the following indemnification provisions in the registrant’s articles of association:
Current and former members of the registrant’s board of directors or officers (other than any person, whether or not an officer of the registrant or an associated company (as defined in the Companies Act), engaged by the registrant or an associated company as auditor) shall be indemnified for all costs, charges, losses, expenses and liabilities sustained or incurred by them in connection with their duties or powers in relation to the registrant, any associated company or any pension fund or employee share scheme of ours or an associated company and in relation to the registrant’s (or an associated company’s) activities as trustee of an occupational pension scheme, including any liability incurred in defending any criminal or civil proceedings in which judgement is given in his or her favor or in which he or she is acquitted or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her behalf or in connection with any application in which the court grants him or her relief from liability for negligence, default, breach of duty or breach of trust in relation to the registrant’s or its group’s affairs.
In the case of current or former members of the registrant’s board of directors, in compliance with the Companies Act, there shall be no entitlement to indemnification as referred to above for (i) any liability incurred to the registrant or any associated company, (ii) the payment of a fine imposed in any criminal proceeding or a penalty imposed by a regulatory authority for non-compliance with any requirement of a regulatory nature, (iii) the defense of any criminal proceeding if the member of the registrant’s board of directors is convicted, (iv) the defense of any civil proceeding brought by the registrant or an associated company in which judgement is given against the director and (v) any application for relief under the Companies Act in which the court refuses to grant relief to the director.
The registrant may provide any current or former director or officer with funds to meet expenditure incurred or to be incurred by them in connection with any proceedings or application referred to above and otherwise may take any action to enable any such relevant officer to avoid incurring such expenditure. Members of the registrant’s board of directors and its officers who have received payment from the registrant under the relevant indemnification provisions must repay the amount they received in accordance with the Companies Act or in any other circumstances that the registrant may prescribe or where the registrant has reserved the right to require repayment.
In addition, the registrant entered into deeds of indemnity with its directors, officers and certain members of Polestar Group’s senior management pursuant to which the registrant agrees to indemnify each such person in connection with threatened, pending or completed actions, suits or proceedings to which such person has been made a party or in which such person becomes involved.
Item 9.   Exhibits
A list of exhibits filed with this registration statement is set forth on the Exhibit Index and is incorporated herein by reference.
Item 10.   Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which,

individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post- effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(5)   (i)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit No.	Description	Incorporated by Reference
		Schedule Form	Exhibit	Filing Date
2.1##	Business Combination Agreement, dated as of September 27, 2021, by and among Gores Guggenheim Inc., Polestar Automotive Holding Limited, Polestar Automotive (Singapore) Pte. Ltd., Polestar Holding AB, Inc., Polestar Automotive Holding UK Limited and PAH UK Merger Sub Inc.	F-1/A	2.1	8/18/22
2.2##	Amendment No. 1 to the Business Combination Agreement, dated as of December 17, 2021, by and among Gores Guggenheim Inc., Polestar Automotive Holding Limited, Polestar Automotive (Singapore) Pte. Ltd., Polestar Holding AB, Inc., Polestar Automotive Holding UK Limited and PAH UK Merger Sub Inc.	F-1/A	2.2	8/18/22
2.3##	Amendment No. 2 to the Business Combination Agreement, dated as of March 24, 2022, by and among Gores Guggenheim Inc., Polestar Automotive Holding Limited, Polestar Automotive (Singapore) Pte. Ltd., Polestar Holding AB, Inc., Polestar Automotive Holding UK Limited and PAH UK Merger Sub Inc.	F-1/A	2.3	8/18/22
2.4##	Amendment No. 3 to the Business Combination Agreement, dated as of April 21, 2022, by and among Gores Guggenheim Inc., Polestar Automotive Holding Limited, Polestar Automotive (Singapore) Pte. Ltd., Polestar Holding AB, Inc., Polestar Automotive Holding UK Limited and PAH UK Merger Sub Inc.	F-1/A	2.4	8/18/22
2.5	ADS Deposit Agreement — Class A ADSs	F-6EF	(a)	8/26/22
2.6	ADS Deposit Agreement — Class C-1 ADSs	8-K**	4.1	6/27/22
2.7	ADS Deposit Agreement — Class C-2 ADSs	8-K**	4.1	6/27/22
2.8	Amendment No. 1 to ADS Deposit Agreement	F-6 POS	99(A)(1)	11/14/25
2.9	Amendment No. 1 to Class C-1 Deposit Agreement	F-6 POS	99(A)(1)	11/14/25
2.10	Amendment No. 1 to Class C-2 Deposit Agreement	F-6 POS	99(A)(1)	11/14/25
2.11	Form of Subscription Agreement (incorporated by reference to Annex F to the proxy statement/prospectus used in connection with the Business Combination).	F-4/A	10.1	5/23/22
2.12	Registration Rights Agreement, dated as of September 27, 2021, by and among Polestar Automotive Holding UK Limited, Gores Guggenheim Sponsor LLC, Randall Bort, Elizabeth Marcellino and Nancy Tellem, Polestar Automotive Holding Limited and certain of its shareholders (incorporated by reference to Annex G-1 to the proxy statement/prospectus used in connection with the Business Combination).	F-4/A	10.4	5/23/22
3.1	Articles of Association	20-F	1.1	4/17/26
4.1	ADS Deposit Agreement — Class A ADSs and Form of Class A American Depositary Receipt	20-F	2.1 and 2.2	4/21/23
4.2	Description of Securities	20-F	2.14	4/17/26
5.1*	Opinion of Alston & Bird (City), LLP

Exhibit No.	Description	Incorporated by Reference
		Schedule Form	Exhibit	Filing Date
10.1	Registration Rights Agreement, dated July 23, 2025, by and between Polestar Automotive Holding UK PLC and PSD Investment Limited.	6-K	10.1	7/23/25
10.2	Conversion Agreement, dated December 19, 2025, between Polestar Automotive Holding UK PLC and Geely Sweden Automotive Investment AB	6-K	99.3	12/19/25
10.3†	Conversion Agreement, dated March 31, 2026, between Snita Holding B.V. and Polestar Automotive Holding UK PLC	20-F	4.149	4/17/26
10.4	Registration Rights Agreement, dated June 30, 2026, by and between Polestar Automotive Holding UK PLC and Geely Sweden Automotive Investment B.V.	13D/A	8	07/02/26
23.1*	Consent of Deloitte AB.
23.2*	Consent of Alston & Bird (City), LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on signature page).
107*	Filing Fee Table

*
Filed herewith.

##
Certain schedules and similar attachments to the exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5).

†
Certain confidential information (indicated by brackets and asterisks) has been omitted from this exhibit because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential.

**
Form 8-K was originally filed by Gores Guggenheim, Inc., which became a subsidiary of Polestar in connection with the Business Combination.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gothenburg, Sweden, on September 28, 2026.
POLESTAR AUTOMOTIVE HOLDING UK PLC
By:
/s/ Michael Lohscheller

Name: Michael Lohscheller
Title:   Chief Executive Officer
By:
/s/ Jean-Francois Mady

Name: Jean-Francois Mady
Title:   Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each of Michael Lohscheller or Jean-Francois Mady (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act, and any rules, regulations and requirements of the SEC in connection with the registration under the Securities Act of the securities and any blue sky laws or other securities laws of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the blue sky laws or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an attorney-in-fact or in any other capacity with respect to this Registration Statement and any registration statement in respect of the securities that is to be effective upon filing pursuant to Rule 462(b) and/or such other form or forms as may be appropriate to be filed with the SEC or under or in connection with any blue sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/s/ Michael Lohscheller Michael Lohscheller	Chief Executive Officer & Director (Principal Executive Officer)	September 28, 2026
/s/ Jean-Francois Mady Jean-Francois Mady	Chief Financial Officer (Principal Financial Officer)	September 28, 2026
/s/ Lisa Thomson Klang Lisa Thomson Klang	Group Chief Accounting Officer (Principal Accounting Officer)	September 28, 2026

Name	Title	Date
/s/ Cynthia Dubin Cynthia Dubin	Director	September 28, 2026
/s/ Christine Gorjanc Christine Gorjanc	Director	September 28, 2026
/s/ Karl-Thomas Neumann Karl-Thomas Neumann	Director	September 28, 2026
/s/ Arek Nowinski Arek Nowinski	Director	September 28, 2026
/s/ Xiaojie (Laura) Shen Xiaojie (Laura) Shen	Director	September 28, 2026
/s/ Winfried Vahland Winfried Vahland	Director	September 28, 2026
/s/ Quan (Joe) Zhang Quan (Joe) Zhang	Director	September 28, 2026

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of Polestar Automotive Holding UK PLC in the United States, has signed this registration statement, on September 28, 2026.
Polestar Automotive USA Inc.,
Authorized Representative in the United States
By:
/s/ Scott Dicken

Name: Scott Dicken
Title:   Director